                                                                    Exhibit 99.4


                            CONTRIBUTION AGREEMENT

                                by and between



                              The Landis Parties

                                      and

                     Boston Properties Limited Partnership






                             Dated: June 30, 1998

                               TABLE OF CONTENTS

DEFINITIONS.................................................................................................2
    1.1     Contribution and Conveyance....................................................................13
    1.2     Closing Date...................................................................................16
    1.3     Allocation of Contribution Price and Form of Consideration.....................................17
    1.4     Blue Sky Cooperation...........................................................................17
    1.5     Initial Unit Distributions.....................................................................17
    1.6     Repayment/Assumption of Mortgage Debt..........................................................17

ARTICLE 2 - CERTAIN COVENANTS AND CONDITIONS TO CLOSING....................................................18
   2.1      Certain Covenants and Conditions to BPLP's Obligations.  ......................................18
   2.2      Conditions to the Obligations of the Landis Parties............................................25

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES.................................................................26
   3.1      Representations and Warranties of the Landis Parties...........................................26
   3.2      Representations and Warranties of BPLP.  ......................................................34

ARTICLE 4 - DEVELOPMENT AND OPERATION OF THE PROPERTY......................................................38
   4.1      Development and Operation......................................................................38
   4.2      Insurance......................................................................................38
   4.3      Leasing/Estoppels..............................................................................38
   4.4      Operating Agreements...........................................................................39
   4.5      Damage or Destruction; Condemnation............................................................39
   4.6      Tests and Inspections..........................................................................41
   4.7      Mortgage Debt..................................................................................41
   4.8      Availability of Records........................................................................42
   4.9      Title and Survey Defects.......................................................................43
   4.10     Cooperation with BPLP..........................................................................43
   4.11     Covenants of all Existing Partners.............................................................43
   4.12     Tax Appeals....................................................................................44

ARTICLE 5 - CLOSING ADJUSTMENTS............................................................................44
   5.1      Taxes, Assessments and Utilities...............................................................44
   5.2      Rent...........................................................................................44
   5.3      Payments on Permitted Exceptions...............................................................47
   5.4      Construction Agreement Payments and Other Expenses.............................................47
   5.5      Partners' Elections............................................................................48
   5.6      Reimbursement for Deposits.....................................................................48
   5.7      Post-Closing Audit.............................................................................48

ARTICLE 6 - DEFAULTS AND REMEDIES..........................................................................49
   6.1      Defaults.......................................................................................49
   6.2      Remedies of BPLP...............................................................................49
   6.3      Option Payments................................................................................49

   6.4      TERMINATION RIGHTS.............................................................................50
   6.5      Post-Closing Remedies..........................................................................50

ARTICLE 7 - INDEMNIFICATION................................................................................50
   7.1      Survival.......................................................................................50
   7.3      Limitations on Certain Indemnification Obligations of the Landis Parties.......................52
   7.4      Indemnification By BPLP........................................................................53
   7.5      Limitations on Certain Indemnification Obligations of BPLP.....................................53
   7.6      Indemnification Procedure......................................................................54
   7.7      Cooperation in Defense.........................................................................55
   7.8      Pledge of Units................................................................................55

ARTICLE 8 - INTENTIONALLY OMITTED..........................................................................56

ARTICLE 9 - MISCELLANEOUS..................................................................................56
   9.1      Brokers........................................................................................56
   9.2      Marketing......................................................................................56
   9.3      Entire Agreement...............................................................................56
   9.4      Certain Expenses...............................................................................57
   9.5      Intentionally Omitted..........................................................................57
   9.6      Notices........................................................................................57
   9.7      No Assignment..................................................................................59
   9.8      Governing Law..................................................................................59
   9.9      Multiple Counterparts..........................................................................59
   9.10     Further Assurances.............................................................................59
   9.11     Miscellaneous..................................................................................60
   9.12     Invalid Provisions.............................................................................60
   9.13     Confidentiality; Publicity.....................................................................60
   9.14     Time of Essence................................................................................61
   9.15     Landis Parties' Representative.................................................................61

SCHEDULE AND EXHIBITS

SCHEDULE A          -         Landis Parties (Including Schedule of Existing
                              Partners and Consideration Form and Amount)
SCHEDULE A-1        -         List of Existing Partners and Partnership
                              Interests to be Conveyed by each Existing Partner
SCHEDULE B          -         Properties
SCHEDULE C          -         Assigned Value
SCHEDULE D          -         Assumed Liabilities and Excluded Liabilities
SCHEDULE E          -         Mortgage Debt
SCHEDULE E-1        -         510 NML Commitment Documents
SCHEDULE E-2        -         510 NML Loan Modifications
SCHEDULE F          -         NML Closing Costs

SCHEDULE G          -        Personal Property
SCHEDULE H          -        Preliminary Reports//Schedule of Endorsements
SCHEDULE I          -        Real Property

SCHEDULE J          -        Schedule of Agreements
SCHEDULE K          -        UCC Search Jurisdictions
SCHEDULE L          -        Consents
SCHEDULE M          -        Schedule of Lease Commissions and Tenant
                             Construction/Allowances
SCHEDULE N          -        Schedule of Restrictions and Proffers
SCHEDULE O          -        Intentionally Omitted
SCHEDULE P          -        Schedule of Warranties
SCHEDULE Q          -        Schedule of Actions
SCHEDULE R          -        Disclosure Materials



EXHIBIT 1           -        Form of Architect's and Engineer's Certificate
EXHIBIT 2           -        Form of Estoppel
EXHIBIT 3           -        Covance Lease (Building 206)
EXHIBIT 4           -        Raytheon Lease (Building 510)
EXHIBIT 5           -        Plans and Specifications (Building 206)
EXHIBIT 6           -        Plans and Specifications (Building 510)
EXHIBIT 7           -        Intentionally Omitted
EXHIBIT 8           -        Form of Registration Rights Agreement
EXHIBIT 9           -        Form of Assignment and Assumption of Partnership
                             Interests
EXHIBIT 10          -        Form of Limited Partner Signature Page
EXHIBIT 11          -        Forms of Title Affidavits
EXHIBIT 12          -        Forms of Opinions

                            CONTRIBUTION AGREEMENT


     THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is entered into as of this 30th day of June, 1998, by and between (A)(i) Alan B. Landis, (ii) 206 Associates Limited Partnership, a New Jersey limited partnership ("206 ASSOCIATES") and Carnegie 510 Associates, L.L.C., a Delaware limited liability company ("510 ASSOCIATES") (each a "PROPERTY OWNER" and collectively, the "PROPERTY OWNERS") and (iii) each of the 6 parties identified on Schedule A as an Existing Partner (individually, an "EXISTING PARTNER" and collectively, the "EXISTING PARTNERS", and together with Alan B. Landis and the Property Owners, the "LANDIS PARTIES") on the one hand, and (B) Boston Properties Limited Partnership, a Delaware limited partnership ("BPLP"), on the other hand.

     WHEREAS, 206 Associates owns that certain property located in West Windsor, New Jersey and commonly known as 206 Carnegie Center (the "206 PROPERTY"), which property is currently under development and will, when completed, contain an office building consisting of approximately 161,763 square feet of net rentable office space and approximately 514 parking spaces, on approximately acres of land; and 510 Associates owns that certain property located in West Windsor, New Jersey and commonly known as 510 Carnegie Center (the "510 PROPERTY") which property is currently under development and will, when completed, contain an office building consisting of approximately 234,000 square
feet of net rentable office space on approximately        acres of land (the 206
Property and the 510 Property are sometimes referred to herein collectively as the "PROPERTIES" and more particularly described on the attached Schedule B).

     WHEREAS, the 206 Property is 100% pre-leased to Covance, Inc. ("COVANCE") and the 510 Property is 100% pre-leased to Raytheon Engineers & Constructors, Inc., whose obligations are guaranteed by Raytheon Company (collectively, "RAYTHEON").

     WHEREAS, each Existing Partner is a partner in one or more Property Owners, as set forth opposite each Property Owner's name on Schedule A attached hereto and as specified opposite each Existing Partner's name on Schedule A-1 attached hereto, and the Existing Partners own, in the aggregate, all of the outstanding partnership interests in the Property Owners (each such interest, a "PARTNERSHIP INTEREST" and collectively, the "PARTNERSHIP INTERESTS");

     WHEREAS, BPLP desires to issue certain Units (as defined herein) representing limited partnership interests in BPLP to some or all of the Existing Partners;

     WHEREAS, each Existing Partner desires to transfer all of its right, title and interest in its Partnership Interests to BPLP or its designee as a contribution in exchange for such limited partnership interests or as a sale for cash, and BPLP desires to acquire (either directly or through a designee) all of the Partnership Interests in the Property Owners;

     NOW THEREFORE, in consideration of the mutual covenants and agreements, contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:


                                  DEFINITIONS

     The following capitalized terms as used in this Agreement have the meanings assigned to them below. The terms set forth below do not constitute all defined terms set forth in this Agreement. Such other defined terms shall have the meanings assigned to them elsewhere in this Agreement.

     "ACCOUNTANTS" has the meaning set forth in Section 4.8.

     "ACCREDITED INVESTOR" shall mean a person who qualifies as an "accredited investor" under Rule 501 of the Securities Act.

     "ACTION" shall mean any claim, suit, litigation, labor dispute, arbitration, investigation or other action or proceeding.

     "AFFILIATE" shall mean any entity in which the person in question owns directly or indirectly more than fifty percent (50%) of the voting stock or similar interests issued by such entity or any entity controlling, controlled by or under common control with the person in question.

     "ARCHITECT'S AND ENGINEER'S CERTIFICATES" shall have the meaning set forth in Section 2.1(a).

     "ASSIGNED CONTRACTS" shall mean (i) those Terminable Contracts which are identified on Schedule N as "Assigned Contracts," (ii) the Non-terminable Contracts and (iii) the Warranties.

     "ASSIGNED VALUE" shall mean, with respect to each Property, the portion of the Contribution Price allocable to such Property as set forth on Schedule C attached hereto.

     "ASSOCIATION ESTOPPELS" shall have the meaning set forth in Section 2.1(l).

     "ASSUMED LIABILITIES" shall mean those liabilities of any Property Owner and/or any Existing Partner identified (and to the maximum extent reasonably possible, quantified) as "Assumed Liabilities" on the attached Schedule D, which liabilities are identified on such Schedule by Property Owner and Existing Partner. Notwithstanding the foregoing, in no event shall Assumed Liabilities include any liabilities which arise under the Northwestern Mutual Commitment and which are Excluded Liabilities hereunder.

     "AUTHORITY" shall mean a governmental body or agency having or asserting jurisdiction over BPLP, any Property Owner, any Existing Partner or any Property.

     "BOSTON PROPERTIES" shall mean Boston Properties, Inc., a Delaware corporation and the sole general partner of BPLP.

     "BPLP" has the meaning set forth in the Introductory Paragraph of this Agreement.

     "BPLP'S KNOWLEDGE" or words of similar import, shall mean the actual (and not constructive or imputed) knowledge of Edward H. Linde, Douglas T. Linde, William J. Wedge and/or Frederick J. DeAngelis, without any separate obligation on their part to make any independent investigation of the matters being represented, warranted or certified.

     "BPLP INDEMNIFIED PARTIES" shall mean BPLP, Boston Properties and their respective officers, directors, employees, agents, consultants, representatives, subsidiaries, Affiliates, stockholders, partners and attorneys.

     "BUSINESS DAY" means any weekday that is not an official holiday in the Commonwealth of Massachusetts or the State of New Jersey.

     "CLOSING" shall have the meaning set forth in Section 1.2.

     "CLOSING DATE" shall mean, individually and collectively, the 206 Closing Date and the 510 Closing Date.

     "CLOSING PRICE" shall mean, on each applicable date of determination, the last reported sale price regular way of Boston Properties Common Shares on the New York Stock Exchange Composite tape.

     "CLOSING TRIGGER EVENTS" shall mean, with respect to each Property, as applicable, receipt by BPLP of (i) a final Certificate of Occupancy with respect to such Property, (ii) the Architect's and Engineer's Certificates, (iii) evidence satisfactory to BPLP of unconditional occupancy and full rent commencement (without right of set-off or reduction) of such Property by Covance, with respect to the 206 Property, and by Raytheon, with respect to the 510 Property, (iv) an Estoppel from each of Covance and/or Raytheon, as applicable, in the form attached hereto as Exhibit 2, without changes or additional notations (other than as may be reasonably acceptable to BPLP, provided that such changes or additional notations do not affect a change in the substance of the applicable Estoppel) and (v) with respect to the 510 Property only, closing of the 510 NML Loan pursuant to the terms of this Agreement and the 510 NML Commitment, and subsequent assignment to and assumption by BPLP of the 510 NML Loan pursuant to the 510 NML Loan Assumption Documents, provided, however, that for purposes of determining whether or not the Refundable Option Payment has become a Nonrefundable Option Payment, as provided in Section

6.3 below, "Closing Trigger Events" shall mean, with respect to each Property, as applicable, receipt by BPLP of (A) a temporary Certificate of Occupancy with respect to such Property, (B) the Architect's and Engineer's Certificates (with such changes as are reasonably necessary or appropriate to reflect the temporary certificate of occupancy as opposed to a final certificate of occupancy and such other changes as are reasonable and customary to reflect the then current practices of engineers and/or architects, as applicable, in central New Jersey),
(C) evidence satisfactory to BPLP of unconditional full rent commencement (without right of set-off or reduction) of such Property by Covance, with respect to the 206 Property, and by Raytheon, with respect to the 510 Property,
(D) an Estoppel from each of Covance and/or Raytheon, as applicable, in the form attached hereto as Exhibit 2, without changes or additional notations (other than (x) as may be reasonably acceptable to BPLP, provided that such changes or additional notations do not affect a change in the substance of the applicable Estoppel and (y) such changes as are reasonably nencessary or appropriate to reflect the temporary certificate of occupancy as opposed to a final certificate of occupancy, including without limitation, an identification of remaining landlord work under the applicable lease) and (E) with respect to the 510 Property only, closing of the 510 NML Loan pursuant to the terms of this Agreement and the 510 NML Commitment, and subsequent assignment to and assumption by BPLP of the 510 NML Loan pursuant to the 510 NML Loan Assumption Documents provided, however, that if the NML Loan fails to close for any reason, or such 510 NML Loan matures and is repaid in connection therewith, such 510 NML Loan (or the 510 NML Commitment, as applicable) may be refinanced (or replaced, as applicable) by a comparable loan, with a comparable lender on then prevailing market terms and conditions, and on terms and conditions otherwise substantially similar to the 510 NML Loan (the "Replacement Financing") provided, however, that (X) any such Replacement Financing shall be reasonably satisfactory to BPLP and (Y) BPLP shall have no obligation to assume or otherwise acquire such 510 Property subject to such Replacement Financing.

     "CODE" shall mean the Internal Revenue Code of 1986, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "COMMISSION" shall mean the Securities and Exchange Commission.

     "COMMON SHARES" shall mean the shares of the common stock of Boston Properties issuable upon exchange of the Units.

     "COMMON UNITS" shall mean those certain partnership units in BPLP which are designated in the Limited Partnership Agreement of BPLP as "Common Units."

     "CONDEMNED PROPERTY" shall mean any Property which is the subject of a Major Condemnation.

     "CONSENTS" has the meaning set forth in Section 2.1(c).

     "CONSTRUCTION BUDGETS" has the meaning set forth in Section 3.1(t).

     "CONTRACTS" shall mean, subject to the terms of this definition below, all contracts, undertakings, commitments, agreements, obligations, guarantees and warranties (i) relating to the Property and/or (ii) to which any Property Owner is a party or by which any Property Owner or any Property is bound, other than Contracts not involving liabilities exceeding $10,000 per year individually or $25,000 per year in the aggregate (such contracts, individually and collectively, "IMMATERIAL CONTRACTS"). "Contracts" includes, without limitation, management contracts, construction contracts, maintenance and service contracts, parking contracts, employment contracts, equipment leases and brokerage and leasing agreements, but excludes the Leases (as defined below) and Immaterial Contracts.

     "CONTRIBUTION AGREEMENT" shall mean that certain Contribution and Conveyance Agreement dated as of June 30, 1998 by and between the Landis Parties (as defined therein) and BPLP and Boston Properties, Inc.

     "CONTRIBUTION PRICE" shall mean the 510 Property Contribution Price or the 206 Property Contribution Price, as the context may require.

     "COVANCE" has the meaning set forth in the Recitals.

     "COVANCE LEASE" has the meaning set forth in Section 3.1(c).

     "COVANCE-STUDLEY LEASE COMMISSION" shall mean, an amount equal to $242,644.50, pursuant to that certain Commercial Broker's Commission Agreement dated as of September 8, 1997 between Julien J. Studley, Inc. and 206 Associates, and that certain letter agreement dated September 5, 1997 from Julien J. Studley, Inc. to and accepted by 206 Associates on September 15, 1997, setting forth the agreement and obligation of 206 Associates to pay the amount of $242,644.50 to Covance in satisfaction in full of lease commissions due to Julien J. Studley, Inc. in connection with the Covance Lease, and the reimbursement of Covance of amounts advanced by Covance in connection therewith.

     "COVANCE TENANT IMPROVEMENT ALLOWANCE" shall mean a tenant improvement allowance not to exceed $1,488,219.60 in accordance with the Covance Lease.

     "DAMAGED PROPERTY" shall mean any Property which is the subject of a Major Casualty.

     "ESTOPPEL" shall have the meaning set forth in Section 2.1(j).

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to specific section or sections of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

     "EXCLUDED LIABILITIES" shall mean those liabilities of any Property Owner and/or any Existing Partner which are not Assumed Liabilities, including without limitation, those liabilities identified as "Excluded Liabilities" on the attached Schedule D. Notwithstanding anything to the contrary contained in this Agreement, Excluded Liabilities shall in all events include all costs and expenses of any kind or nature incurred in connection with the 510 NML Commitment and the 510 NML Loan which relate to the period ending immediately after the closing of the loan contemplated by such 510 NML Commitment (except only NML Closing Costs), including, without limitation, any and all costs, losses or damages (including all such amounts which are or may be payable to NML or any other lender under the 510 NML Commitment) of any kind or nature which may be incurred by BPLP in the event of a breach under the 510 NML Commitment, or in the event the loan contemplated thereby does not close, for any reason, other than a willful breach by BPLP.

     "EXISTING PARTNERS" has the meaning set forth in the Introductory Paragraphs hereto.

     "FEE PROPERTIES" has the meaning set forth in Section 1.1(d)(iii).

     "FINAL FISCAL YEAR" has the meaning set forth in Section 4.8(g).

     "510 ASSOCIATES" has the meaning set forth in the Introductory Paragraphs hereto.

     "510 CLOSING DATE" has the meaning set forth in Section 1.2.

     "510 CONSTRUCTION FINANCING" shall mean the existing construction loan mortgage financing secured by the 510 Property from Summit Bank in the maximum principal amount of $26,250,000, and having an outstanding principal amount of $14,732,683 as of the date of this Agreement, as more particularly described in Schedule E hereto.

     "510 NML COMMITMENT" shall mean that certain Application for Mortgage Loan for Carnegie 510 Associates, LLC dated October 22, 1997, (as modified by that certain letter agreement dated June 30, 1998), from The Northwestern Mutual Life Insurance Company to provide mortgage financing to the 510 Associates, to be secured by the 510 Property, in the maximum principal amount of $28,500,000.
All documents relating to the 510 NML Commitment as of the date of this Agreement are attached hereto as Schedule E-1.

     "510 NML LOAN" shall mean that certain mortgage loan to be made by NML pursuant to the 510 NML Commitment and the terms of this Agreement, to be secured by the 510 Property.

     "510 NML LOAN ASSUMPTION DOCUMENTS" shall have the meaning set forth in
Section 2.1(d).

     "510 PROPERTY" has the meaning set forth in the Recitals.

     "510 PROPERTY CONTRIBUTION PRICE" shall mean $48,000,000, subject to adjustment, increase or decrease pursuant to Section 1.1(c).

     "510 PROPERTY OPTION PAYMENT" has the meaning set forth in Section 6.3.

     "GPH" shall mean Goodwin, Procter & Hoar LLP.

     "HAZARDOUS SUBSTANCES" and "HAZARDOUS WASTES" have the meanings set forth in Section 3.1(i).

     "INDEMNITEE" has the meaning set forth in Section 7.3(a).

     "INDEMNITOR" has the meaning set forth in Section 7.3(a).

     "IDENTIFIED BREACHES" has the meaning set forth in Section 2.1(e).

     "INTANGIBLES" shall mean (i) to the extent transferable, all right, title and interest, if any, of the Landis Parties, or any of them, to use the name "Carnegie Center" or any other trademark, trade names or symbols, if any, under which either of the Properties (or any part thereof) is to be operated, (ii) to the extent transferable, any Landis Parties' rights in, to and under the Assigned Contracts, (iii) any Property Owner's rights in, to and under the Leases, all guaranties of the Leases, all security deposits under the Leases (unless BPLP elects instead to have them credited to BPLP), all other security, if any, under the Leases and any rent prepaid under the Leases (with respect to periods after the Closing), and (iv) to the extent transferable, any Landis Parties' rights in, to and under all Licenses and any warranties and guaranties relating to the ownership, use, operation or development of the Properties (or any part thereof) including, without limitation, all Warranties.

     "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Investment Company Act shall be deemed to include a reference to any corresponding provision of future law.

     "LAND" shall have the meaning set forth in the definition of Real Property.

     "LANDIS INDEMNIFIED PARTIES" shall mean Alan B. Landis, each Existing Partner and each Property Owner (to the extent its Property is transferred to BPLP) and their respective officers, directors, employees, agents, consultants, representatives, subsidiaries, Affiliates, stockholders, partners, members and attorneys.

     "LANDIS PARTIES" has the meaning set forth in the Introductory Paragraph hereto.

     "LANDIS PARTIES' KNOWLEDGE" shall mean the actual (and not constructive or imputed) knowledge of Alan B. Landis, Mitchell Landis and/or Gary O. Turndorf, without any separate obligation on their part to make any independent investigation of the matters being represented, warranted or certified.

     "LAWS" shall mean any law, rule, regulation, order or decree of any federal, state, local or foreign government.

     "LEASES" has the meaning set forth in Section 3.1(c).

     "LIABILITIES" shall mean liabilities, indebtedness, obligations, commitments, expenses, claims or guarantees of any nature (whether absolute, accrued, contingent or otherwise).

     "LICENSES" has the meaning set forth in Section 3.1(d).

     "LIMITED PARTNERSHIP AGREEMENT" shall mean the Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership, as the same has been amended through the applicable date of determination.

     "LIMITED SURVIVAL REPRESENTATIONS" has the meaning set forth in Section 7.1(a).

     "LIMITED SURVIVAL BPLP REPRESENTATIONS" has the meaning set forth in
Section 7.1(b).

     "LOSS" or "LOSSES" shall mean any and all claims, losses, damages, costs, liabilities and expenses, including, without limitation, reasonable attorney's fees and disbursements, but excluding in all events, lost profits, consequential of expectation damages.

     "MAJOR CASUALTY" has the meaning set forth in Section 4.5.

     "MAJOR CONDEMNATION" has the meaning set forth in Section 4.5.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the financial condition, business, operations, assets or liabilities, including without limitation, the Partnership Interests, of any Property, any Property Owner or any Existing Partner, individually or in the aggregate (as the context may require).

     "MINIMUM UNIT VALUE" has the meaning set forth in Section 1.1(d)(v).

     "MORTGAGE DEBT" shall mean the 206 Construction Financing and the 510 NML Loan, individually or collectively, as the context requires.

     "MORTGAGE DEBT PREPAYMENT DOCUMENTS" shall have the meaning set forth in
Section 2.1(d).

     "NONREFUNDABLE OPTION PAYMENT" shall have the meaning set forth in Section 6.3.

     "NON-TERMINABLE CONTRACT" shall mean those Contracts which are not terminable by a Landis Party upon less than thirty-one (31) days notice without cost or penalty.

     "NML" shall mean The Northwestern Mutual Life Insurance Company.

     "NML CLOSING COSTS" shall mean (i) reasonable attorneys fees and expenses incurred on behalf of the borrower (in the aggregate amount not to exceed $25,000.00 minus all amounts actually paid by BPLP, from time to time, with respect to such attorneys fees and expenses as NML Closing Costs hereunder and/or pursuant to the Properties Under Development Agreement), (ii) reasonable attorneys fees and expenses incurred by the lender; in each case in documenting and closing the 510 NML Loan, and (iii) other third party out-of pocket costs and expenses of the kind identified on Schedule F incurred in connection with documenting and closing such loan; provided however, that the Landis Parties shall propose an anticipated budget (the "NML CLOSING COST BUDGET"), specifying by item and amount, all costs which are expected to be included as NML Closing Costs, and the Landis Parties shall use reasonable efforts to keep all such costs, fees and expenses as low as possible, and in line with other similar mortgage loan transactions, to the extent practicable.

     "NML MORTGAGE CREDIT" shall mean an amount equal to $1,237,000.00.

     "NOTICE OF CLAIM" has the meaning provided in Section 7.1(c).

     "PARTNERSHIP AGREEMENT" has the meaning set forth in Section 3.2(c).

     "PARTNERSHIP CLAIM" shall mean any actual or threatened claim or other action of any Person (including without limitation any direct or indirect owners of any Partnership Interest and/or Existing Partner) (i) that any Landis Party and/or any direct or indirect owner of any Landis Party has (or may have) breached its fiduciary obligations or other obligations (including without limitation obligations arising under any applicable organizational documents or other contractual agreements or obligations of full and fair disclosure) and whether arising out of the transactions contemplated by this Agreement or otherwise, or (ii) that (A) the consideration payable to any Landis Party and/or any direct or indirect owner of any Landis Party in connection with the transactions contemplated by this Agreement and/or (B) the allocation of any consideration paid by BPLP under this Agreement or related agreements is contrary to agreements or improper, or (iii) with respect to or under the terms of any organizational documents of any Landis Party and/or any direct or indirect owner of any Landis Party.

     "PARTNERSHIP INTERESTS" has the meaning set forth in the Introductory Paragraphs hereto.

     "PERMITTED EXCEPTIONS" means, with respect to either Property, those exceptions to title to such Property and those encumbrances on Personal Property as are identified in the applicable Preliminary Report (other than, with respect to the 206 Property, the documents evidencing the 206 Mortgage Debt, which 206 Mortgage Debt is to be repaid in full and discharged in connection with the 206 Property Closing) in the form in which it may have been modified to exist as of the date of this Agreement and those matters first appearing on the applicable Preliminary Report following the date of this Agreement as are approved in writing by BPLP (including without limitation, with respect to the 510 Property, the documents evidencing the 510 NML Loan which are entered into after the date of this Agreement in accordance with the terms of the 510 NML Commitment and this Agreement, but excluding the documents evidencing the 510 Construction Financing).

     "Person" OR "person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, business trust, limited liability company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

     "PERSONAL PROPERTY" shall mean all of either property Owner's right, title and interest in and to any personal property, including Intangibles, if any, in and to: (i) all signs, supplies, maintenance equipment, appliances, security systems, tools, decorations, furniture, fixtures, furnishings, equipment, machinery, mechanical systems, landscaping and other tangible and intangible personal property located at and/or currently used or to be used upon completion of development, in connection with the construction, leasing, management, operations, maintenance and repair of the Properties, including without limitation, the items listed on Schedule G attached hereto; (ii) all site plans, surveys, plans and specifications, marketing materials and floor plans relating to the Properties; (iii) all warranties and guarantees relating to the Properties; and (iv) all permits, licenses, certificates of occupancy, and other governmental approvals, including without limitation Licenses, which relate to the Properties.

     "PLANS AND SPECIFICATIONS" has the meaning set forth in Section 3.1(s).

     "POST-CLOSING AUDIT" has the meaning set forth in Section 5.5.

     "PREFERRED UNITS" shall mean preferred limited partnership units in BPLP which, generally, will upon issuance bear a cumulative, preferred, quarterly distribution right of 7.25% per annum and will be convertible into Common Units, all as more particularly set forth in the Certificate of Designations of Series One Preferred Units attached to the Contribution Agreement as Exhibit 2 thereto.

     "PREFERRED UNIT VALUE" has the meaning set forth in Section 1.1(d)(v).

     "PRELIMINARY REPORT" shall mean a final form, current extended coverage commitment to issue a title policy with respect to each Property, including endorsements thereto, in form and substance as contemplated in this Agreement and attached hereto as Schedule H, issued by the Title Company.

     "PROPERTY" or "PROPERTIES" shall mean, individually and collectively, the 206 Property and the 510 Property, including all Real Property, Personal Property and Intangibles in connection therewith. All references in this Agreement to the Property shall be deemed to refer to all or any portion of the Property.

     "PROPERTY OWNER" and "PROPERTY OWNERS" have the meaning set forth in the Introductory Paragraph of this Agreement.

     "RAYTHEON" has the meaning set forth in the Recitals.

     "RAYTHEON LEASE" has the meaning set forth in Section 3.1(c).

     "REAL PROPERTY" shall mean (i) the land more particularly described in
Schedule I hereto (the "LAND"), together with all rights, Licenses, privileges, and easements appurtenant thereto, including, without limitation, all development rights and land use entitlements benefitting the Land, (ii) Property Owner's right, title and interest in and to building permits and other governmental licenses, permits and certificates, utilities commitments, air rights, water, water rights, riparian rights and water stock relating to the Land, used in connection with the beneficial use and enjoyment of the Land,
(iii) all of the Property Owner's right, title and interest in and to all roads, easements, rights of way, strips or gores, alleys and other appurtenances adjoining or servicing the Land (collectively, the "APPURTENANCES") and all improvements and fixtures located on the Land, including, without limitation, the building(s) currently being constructed on the Land, and (iv) all apparatus, equipment and appliances owned by the Property Owners and to be used in connection with the operation or occupancy of the Land, such improvements or the Appurtenances, including, without limitation, heating and air conditioning systems and facilities used to provide any utility, refrigeration, ventilation, garbage disposal, recreation or other services on the Land or the Appurtenances or for the improvements, and all parking (collectively, the "IMPROVEMENTS").
All references in this Agreement to the Real Property shall be deemed to refer to all or any portion of the Real Property.

     "REFUNDABLE OPTION PAYMENT" shall have the meaning set forth in Section
6.3.

     "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section
2.1(l).

     "RELATED AGREEMENTS" means, collectively, all documents to be executed and delivered pursuant to this Agreement, including, without limitation, the Contribution Agreement, the Registration Rights Agreement and all other documents referred to in Section 2.1.

     "REPRESENTATION LETTER" means a letter delivered by an Existing Partner that has elected to receive Units hereunder and in the form of the letter attached to the Contribution Agreement as Exhibit 4.

     "SCHEDULE OF ACTIONS" has the meaning set forth in Section 3.1(r).

     "SCHEDULE OF AGREEMENTS" has the meaning set forth in Section 3.1(f).

     "SCHEDULE OF PARTNERS" has the meaning set forth in Section 1.3.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

     "SECURITIES LAWS" shall mean the Securities Act, the Exchange Act, the Investment Company Act or any applicable state or other federal securities Law or any rule or regulation promulgated thereunder, including without limitation, any so-called roll-up laws, rules or regulations.

     "SPECIFIED REPRESENTATIONS" has the meaning set forth in Section 7.1(a).

     "SPECIFIED BPLP REPRESENTATIONS" has the meaning set forth in Section
7.1(b).

     "TERMINABLE CONTRACTS" shall mean those Contracts which are terminable by the Landis Parties upon not more than thirty (30) days notice without cost or penalty.

     "TITLE COMPANY" shall mean First American Title Insurance Company or such other national title insurance company as is reasonably satisfactory to BPLP and the Landis Parties.

     "206 ASSOCIATES" has the meaning set forth in the Introductory Paragraph of this Agreement.

     "206 CLOSING DATE" has the meaning set forth in Section 1.2.

     "206 CONSTRUCTION FINANCING" shall mean the existing construction loan mortgage financing secured by the 206 Property from Summit Bank in the maximum principal amount of $21,000,000, and having an outstanding principal amount of $7,463,781 as of the date of this Agreement, as more particularly described in Schedule E hereto.

     "206 PROPERTY" has the meaning set forth in the Recitals.

     "206 PROPERTY CONTRIBUTION PRICE" shall mean $27,000,000, subject to adjustment, increase or decrease pursuant to Section 1.1(b).

     "206 PROPERTY OPTION PAYMENT" has the meaning set forth in Section 6.3.

     "UNIT" means a unit of limited partnership interest in BPLP (whether a Common Unit or a Preferred Unit).

     "UNIT HOLDER" means any Existing Partner which receives or may receive Units hereunder.

     "UNIT VALUE" has the meaning set forth in Section 1.1(d)(v).

     "WARRANTIES" shall mean all presently effective warranties or guaranties and all warranties or guaranties which will be effective or are anticipated to be effective upon completion of the construction and development of the Properties in accordance with the Plans and Specifications, including in any such event, all construction and building component labor and/or materials warranties and guarantees from contractors and/or sub-contractors inuring to either Property Owner's benefit from any contractors, subcontractors, suppliers, servicemen or materialmen in connection with the Property, including, without limitation, the construction, renovation, repairs or alterations of any Improvements, any Personal Property or any tenant improvements.

     "Willful Breach" shall mean with respect to the 206 Property or the 510 Property, as the case may be, an intentional breach by the applicable Property Owners (or their affiliates) of any of their respective obligations under Sections 4.1, 4.3, 4.4, 4.7 or the first sentence of Section 4.11, with respect to the 206 Property or the 510 Property, as applicable, provided however, that if the applicable Property Owner or Alan B. Landis promptly undertakes to cure each such breach using commercially reasonable efforts and thereafter continuously and diligently pursues such cure to completion, no such Willful Breach shall be deemed to have occurred.

             ARTICLE 1 - CONTRIBUTION AND CONVEYANCE OF PROPERTY


     1.1   CONTRIBUTION AND CONVEYANCE.

           (a) Agreement of Existing Partners to Convey Partnership Interests in the Property Owners. Each Existing Partner agrees, subject to the terms and conditions of this Agreement, to assign, transfer and otherwise convey on the applicable Closing Date all of its Partnership Interests in the Property Owners to BPLP pursuant to an Assignment and Assumption of Partnership Interest(s) in the form attached hereto as Exhibit 9. Each Existing Partner has elected to receive for each such Partnership Interest either cash, Common Units or Preferred Units, as set forth opposite such Existing Partner's name on Schedule A. In the case of any Existing Partner that has elected to receive Common Units or Preferred Units, such Existing Partner has previously delivered a Representation Letter to BPLP.

           (b) 206 Property Contribution Price. At the Closing of the 206 Property, subject to the terms and conditions of this Agreement, BPLP shall accept conveyance of the Partnership Interests, and shall (x) pay by wire transfer of immediately available funds the cash consideration payable to each Existing Partner pursuant to instructions to be provided by each such Existing Partner prior to the Closing, and (y) issue the Units to the Existing Partners receiving Units hereunder, such Units to be issued free and clear of any claims, liens, voting agreements, options, charges or encumbrances or restrictions of any kind, nature or description (other than as may be created pursuant to this Agreement or by any Landis Party). The amount of cash or Units paid or issued pursuant to this Section 1.1(b) shall equal the 206 Property Contribution Price, subject to adjustment, increase or reduction as more particularly set forth in this Agreement (including without limitation, Section 1.1(d) below). Notwithstanding anything to the contrary contained in this Agreement, BPLP shall receive a credit against and in reduction of the portion of the 206 Property Contribution Price which is payable to the Property Owner on the 206 Closing Date in an amount equal to (i) the Covance-Studley Lease Commission (except only to the extent that Covance certifies to BPLP on or before the 206 Closing Date that such amount has been paid in full by 206 Associates) and (ii) the Covance Tenant Improvement Allowance (except only to the extent of such allowance that Covance certifies to BPLP on or before the 206 Closing Date has been paid by 206 Associates). Upon receipt of such credit, BPLP shall agree to pay such Covance-Studley Lease Commission and the Covance Tenant Improvement Allowance up to the amount of such credit with respect to each item. The 206 Property Contribution Price shall be reduced or increased, as applicable, by the amount of any prorations described in Article 5, and other closing adjustments or costs which are the responsibility of or to be credited to the Property Owner and/or BPLP, as applicable. Property Owner acknowledges receipt of the 206 Property Option Payment on the date of this Agreement, which amount shall not, however, be credited in reduction of the portion of the 206 Property Purchase Price which is payable to Property Owner on the 206 Closing Date.

           (c) 510 Property Contribution Price. At the Closing of the 510 Property, subject to the terms and conditions of this Agreement, BPLP shall accept conveyance of the Partnership Interests, and shall (x) pay by wire transfer of immediately available funds the cash consideration payable to each Existing Partner pursuant to instructions to be provided by each such Existing Partner prior to the Closing, and (y) issue the Units to the Existing Partners receiving Units hereunder, such Units to be issued free and clear of any claims, liens, voting agreements, options, charges or encumbrances or restrictions of any kind, nature or description (other than as may be created pursuant to this Agreement or by any Landis Party). The amount of cash or Units paid or issued pursuant to this Section 1.1(c) shall equal the 510 Property Contribution Price, subject to adjustment, increase or reduction as more particularly set forth in this Agreement

(including without limitation, Section 1.1(d) below). The 510 Property Contribution Price shall be reduced or increased, as applicable, by the amount of any prorations described in Article 5 and other closing adjustments or costs which are the responsibility of or to be credited to the Property Owner and/or BPLP, as applicable. In addition, at the 510 Closing Date, BPLP shall receive a credit against and in reduction of the portion of the 510 Property Contribution Price then payable, in an amount equal to the NML Mortgage Credit. Property Owner acknowledges receipt of the 510 Property Option Payment on the date of this Agreement, which amount shall not, however, be credited in reduction of the portion of the 510 Property Purchase Price which is payable to Property Owner on the 510 Closing Date.

           (d) Certain Provisions Regarding the Consideration to be Delivered for the Partnership Interests.

                 (i) Value of Units. For purposes of determining the value of a Unit to be delivered at each Closing in accordance with the terms of this Agreement, all Units (Common and Preferred) shall have a value of $34.00 per Unit.

                 (ii) Assigned Values. Each Property has an Assigned Value as set forth on Schedule C. The aggregate amount of the cash and Units that each Existing Partner in a particular Property Owner has elected to receive, as set forth on Schedule A, is equal to the Assigned Value for that Property Owner's Property. Each Existing Partner acknowledges and agrees that the Assigned Value for each Property is subject to adjustment, proration and other limitations to the extent provided in this Agreement (for example, pursuant to clause (iv) below, on account of outstanding Mortgage Debt). In the event of any reduction in the aggregate consideration to be paid for all of the Partnership Interests in a Property Owner, such reduction shall be applied pro rata to all of the Existing Partners of such Property Owners based on the aggregate value of cash and Units that each has elected to receive prior to such reduction as set forth on Schedule A, by reducing the cash and Units (pro rata as between cash and Units) to be received by such Existing Partner at Closing, unless the Landis Parties elect for such reduction to be applied to the Existing Partners of such Property Owners otherwise by giving written notice to BPLP not less than five
(5) business days prior to the Closing.

                 (iii) Failure to Convey Partnership Interests. The parties hereto have agreed that it is a material term of this Agreement that the Properties be acquired by BPLP through the conveyance and assignment to BPLP by each Existing Partner of 100% of each Existing Partner's Partnership Interests in each applicable Property Owner such that 100% of the partnership interests in each applicable Property Owner is conveyed to BPLP, rather than through the Property Owners' transfer of their respective Property to BPLP. In the event any Existing Partner fails to or is unable to transfer 100% of such Existing Partner's Partnership Interests to BPLP pursuant to Section 1.1, such failure shall be a default under this Agreement, giving rise to BPLP's right to seek specific performance against such Existing Partner with respect to such conveyance. Notwithstanding anything to the contrary contained in this Agreement, in the event any Existing Partner fails to or is unable to transfer 100% of such Existing Partner's Partnership Interests to BPLP pursuant to Section 1.1, but subject to the satisfaction of all other conditions precedent under this Agreement, the applicable Property Owner in which such Existing Partner owns the Partnership Interests which are not then being transferred, shall convey the affected Property directly to BPLP (any such Property, a "FEE PROPERTY") for the applicable portion of the Contribution Price allocable thereto. In connection with the conveyance of a Fee Property to BPLP, the applicable Property Owner shall deliver a Representation Letter and an amount equal to all real estate transfer taxes and other similar amounts payable with respect to such direct transfer shall be deducted from the portion of the Contribution Price allocable to such property to be delivered to the applicable Property Owner (and/or its constituent Existing Partners) at Closing and BPLP shall assume the Assumed Liabilities which are attributable to such Fee Property.

                 (iv) Certain Adjustments to the Contribution Price for the Partnership Interests. The applicable portion of the Contribution Price payable to the Existing Partners for the Partnership Interests of a Property Owner (or to a Property Owner in the event of a direct conveyance pursuant to Section 1.1(d)(iii) above) shall be reduced by (A) all unpaid principal of and accrued and unpaid interest on the Mortgage Debt of such Property Owner as of the Closing Date and (B) in the case of the Partnership Interests in 510 Associates, the NML Mortgage Credit. In addition, and notwithstanding anything to the contrary contained herein, in the event that at the 206 Closing Date, a temporary certificate of occupancy has been issued, but a final certificate of occupancy has not yet been issued, the 206 Property Contribution Price shall be reduced by any amount equal to the remaining costs to 206 Associates (and specifically excluding costs which will be paid for by Covance) necessary to obtain a final certificate of occupancy with respect to such 206 Property, as such costs are reasonably agreed to by Alan B. Landis and BPLP. In addition, and notwithstanding anything to the contrary contained herein, in the event that at the 510 Closing Date, a temporary certificate of occupancy has been issued, but a final certificate of occupancy has not yet been issued, the 510 Property Contribution Price shall be reduced by any amount equal to the remaining costs to 510 Associates (and specifically excluding costs which will be paid for by Raytheon) necessary to obtain a final certificate of occupancy with respect to such 510 Property, as such costs are reasonably agreed to by Alan B. Landis and BPLP.

                 (v) Minimum Dollar Value of Units Delivered. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the aggregate value, based on the assumed value of $34.00 per Unit (such aggregate value, the "UNIT VALUE"), of the Common Units and Preferred Units to be delivered at the Closing to the Existing Partners, if applicable, who have elected pursuant to Schedule A to receive Units be less than the excess of (x)
(i) One Hundred Million Dollars ($100,000,000) or (ii) Eighty Five Million Dollars ($85,000,000) in the event the Prohibited Fee Properties (as defined in the Contribution Agreement) have not then been conveyed to BPLP, over (y) the aggregate value of the Units which the Landis Parties (for such purpose only, as defined in the Contribution Agreement) received in consideration of the Developed Properties and the Assets pursuant to the Contribution Agreement,

(the "MINIMUM UNIT VALUE"), and to the extent that, due to prorations or reductions at the Closing, the Unit Value will be less than the Minimum Unit Value, then the parties hereto agree to negotiate in good faith a reallocation of the form of aggregate Contribution Price so that the portion of the Contribution Price which will be paid in cash will be reduced and the portion which will be paid in Units will be increased.

     Notwithstanding anything to the contrary contained in this Agreement, in no event shall the aggregate value (such aggregate value, the "PREFERRED UNIT VALUE"), of the Preferred Units to be delivered at the Closing to the Existing Partners who have elected pursuant to Schedule A to receive Preferred Units be less than the excess of (x) (i) Forty Million Dollars ($40,000,000) or (ii) Thirty Four Million Dollars ($34,000,000) in the event the Prohibited Fee Properties have not then been conveyed to BPLP, over (y) the aggregate value of the Preferred Units which the Landis Parties (for such purpose only, as defined in the Contribution Agreement) received in consideration of the Developed Properties and the Assets pursuant to the Contribution Agreement (the "MINIMUM PREFERRED UNIT VALUE"), and if, due to prorations or reductions at the Closing, the Preferred Unit Value would be less than the Minimum Preferred Unit Value, then the parties hereto agree to negotiate in good faith a reallocation of the form of aggregate Contribution Price so that either (A) no Preferred Units will be issued and in lieu thereof either cash or Common Units will be issued (but the condition set forth in the preceding paragraph regarding the Minimum Unit Value must be satisfied after such adjustment) or (B) the portion of the Contribution Price which will be paid in Preferred Units will be increased to the Minimum Preferred Unit Value and the portion of the Contribution Price which will be paid in cash or Common Units will be reduced.

     1.2 CLOSING DATE. Unless this Agreement is sooner terminated pursuant to its terms, if the Closing Trigger Events occur with respect to the 206 Property or the 510 Property (as the case may be), then either party may, by notice to the other party, request that a Closing occur with respect to such Property within fifteen (15) days after delivery of such notice and the closing (each, a "CLOSING") of the acquisition of each of the 206 Property (the "206 CLOSING DATE") and the 510 Property (the "510 CLOSING DATE"), respectively, shall take place on the date designated in such notice by BPLP or Alan B. Landis, as the case may be, which date shall be not more than thirty (30) days after satisfaction (or waiver by such party in writing) of the Closing Trigger Events with respect to such Property. Each Closing shall occur in the offices of BPLP or its counsel in New York, New York on the applicable Closing Date, unless otherwise agreed in writing by Alan B. Landis and BPLP. Each Closing shall occur pursuant to closing arrangements reasonably satisfactory to Alan B. Landis and BPLP. This Agreement shall terminate automatically if on July 1, 2010 the Closing Trigger Events shall not have occurred.

     1.3 ALLOCATION OF CONTRIBUTION PRICE AND FORM OF CONSIDERATION. Attached hereto as Schedule A-1 is a schedule (the "SCHEDULE OF PARTNERS") containing (i) an identification of all Existing Partners, (ii) an allocation of Assigned Value to the Existing Partners of each Property Owner and (iii) an identification of which Existing Partners have elected to receive cash, Common Units or Preferred Units upon the conveyance of their respective Partnership Interests. Neither

BPLP nor Boston Properties shall have any liability or responsibility in any way with respect to the preparation of the Schedule of Partners or the determination of the allocations described above and on such Schedule, and BPLP and Boston Properties shall be entitled to rely on the Schedule of Partners in full and without inquiry. Each Existing Partner who has elected to receive Units shall receive such Units (subject to adjustment and limitation as set forth herein) and shall be admitted as a limited partner in BPLP (if and to the extent not already a limited partner of BPLP) in accordance with the terms of the Limited Partnership Agreement upon Closing only if such Existing Partner (i) agrees to be bound by and comply with the terms of the Limited Partnership Agreement by executing and delivering to BPLP at Closing a Limited Partner Signature Page in the form attached hereto as Exhibit 10, (ii) delivers an executed Representation Letter and (iii) executes the Registration Rights Agreement.

     1.4 BLUE SKY COOPERATION. The Property Owners and each Existing Partner who is to receive Units shall cooperate and do all acts as may be reasonably required or requested by BPLP to enable BPLP to fulfill any requirement under state Securities Law to qualify the Units for issuance to such Existing Partners.

     1.5 INITIAL UNIT DISTRIBUTIONS. The Landis Parties acknowledge and agree that the first quarterly distribution paid by BPLP on any Units which may be issued pursuant to this Agreement (i) shall be with respect to the quarter in which such Units are issued and (ii) shall be prorated based on the number of days during such quarter for which such Units are outstanding.

     1.6 REPAYMENT/ASSUMPTION OF MORTGAGE DEBT. All payments of principal and interest, and all other amounts of any kind or nature, on the Mortgage Debt and the 510 Construction Financing shall be the sole cost and expense of the Landis Parties and the applicable Existing Partners. At the 206 Closing, BPLP, at the Landis Parties sole cost and expense, shall cause the 206 Construction Loan to be prepaid in full, and shall cause the holder of the 206 Construction Loan to deliver the Mortgage Debt Prepayment Documents with respect thereto in accordance with Section 2.1(d) below. At the 510 Closing, 510 Associates, at its sole cost and expense, shall cause the holder of the 510 NML Loan to execute and deliver 510 NML Loan Assumption Documents in accordance with Section 2.1(d) below. In connection with the making of the 510 NML Loan, 510 Associates shall, at 510 Associates sole cost and expense, cause the 510 Construction Financing to be repaid in full and all documents evidencing such 510 Construction Financing to be released and, to the extent applicable, otherwise discharged of record. The Landis Parties shall bear all costs and expenses of any kind or nature incurred in connection with the 510 NML Commitment and the 510 NML Loan which relate to the period ending immediately after the closing of the loan contemplated by such 510 NML Commitment and this Agreement (except only the NML Closing Costs), which loan is anticipated to be entered into after the date hereof, including, without limitation, any and all costs, losses or damages (including all such amounts which are or may be payable to NML or any other lender under the 510 NML Commitment) of any kind or nature which may be incurred by the Landis Parties or BPLP in the event of a breach under the 510 NML

Commitment, or in the event the loan contemplated thereby does not close, for any reason, other than a willful breach by BPLP.


            ARTICLE 2 - CERTAIN COVENANTS AND CONDITIONS TO CLOSING

     2.1 CERTAIN COVENANTS AND CONDITIONS TO BPLP'S OBLIGATIONS. The obligation of BPLP to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver by BPLP of each of the conditions set forth below on or before the Closing Date. BPLP may waive any condition specified in this Section 2.1 if it executes a writing so stating at or prior to the applicable Closing with respect to each applicable Property or if it elects to close with respect to such Property, notwithstanding non-fulfillment. Notwithstanding anything to the contrary contained herein, all conditions to closing and other matters under this Agreement which relate solely to either the 206 Property or the 510 Property shall not be a precondition to the closing of the other Property.

          (a)  Closing Trigger Events; Architect's and Engineer's Certificate.

               (i) The Closing Trigger Events shall have occurred (x) with respect to the 206 Property, on or before July 1, 2010 or such later date as BPLP may agree to in writing in its sole discretion and (y) with respect to the 510 Property, on or before July 1, 2010 or such later date as BPLP may agree to in writing in its sole discretion.

               (ii) BPLP shall have received a certification ("ARCHITECT'S AND ENGINEER'S CERTIFICATE"), in the form attached hereto as Exhibit 1, from one (1) or more of the architects and engineers responsible for overseeing the development and construction on each Property (excluding, however, all portions of such construction and development which are undertaken by tenants pursuant to leases). Notwithstanding the foregoing, in the event that the applicable Property Owner is unable, despite its good faith efforts (but without the obligation to spend amounts in excess of de minimis amounts) to obtain Architect's and Engineer's Certificates which include numbered items 3, 5, 6, 7 and/or 8, the applicable Property Owner shall so notify BPLP, in writing, not less than twenty (20) days prior to the applicable Closing. In such event, the substantive matters contained in such numbered items which are not so certified shall become preconditions to BPLP's obligation to close hereunder, as if fully set forth in this Section 2.1.

          (b) Title/Survey. On the applicable Closing Date, the Title Company shall irrevocably commit, subject only to the payment by BPLP of all applicable title insurance premiums related thereto, to issue its title insurance policy in form customary in New Jersey and containing the endorsements and affirmative insurance listed on Schedule H or as identified on the Preliminary Report, and subject only to the exceptions and other matters contained in the Preliminary Report or otherwise agreed to by BPLP. The applicable Landis Parties, on or before the Closing Date, shall have executed and delivered to the Title Company their certifications and affidavits which are attached hereto as Exhibit 11. On or before the applicable Closing Date, the applicable Property Owner shall provide to BPLP an "as-built" survey of the applicable Real Property, made in accordance with standards reasonably agreed to by the applicable Property Owner and BPLP, by one or more surveyors reasonably satisfactory to BPLP, and certified to BPLP, the Title Company and any lenders requested by BPLP.

          (c) Consents. It shall be a condition to BPLP's obligation to close that, on or before the date of this Agreement, Property Owners and the Existing Partners shall have obtained and delivered to BPLP all authorizations, consents, approvals and waivers from all partners and all material authorizations, consents, approvals and waivers from all other Persons (as approved by BPLP pursuant to the terms of this Section, collectively, the "CONSENTS", provided that Consents shall not include any such authorization, consent or approval required to be obtained by BPLP or Boston Properties), including without limitation Consents from each of the Existing Partners and all applicable Authorities, necessary (i) to enable each Property Owner to convey the Properties to BPLP directly or through the sale or other conveyance of 100% of the Partnership Interests in each Property Owner, and to enable the Existing Partners to convey their interests in Property Owners to BPLP, all in accordance with the terms of this Agreement and all other agreements by which the Property Owners or the Properties are bound or to which the Property Owners or the Properties are subject, (ii) to enable the Property Owners and the Existing Partners to perform all of their respective obligations under this Agreement and the Related Agreements, including without limitation, the right to enter into and perform their respective obligations under the Contribution Agreement, and
(iii) to permit issuance of the Units and the payment of cash, if applicable, to the Existing Partners in accordance with all applicable Securities Laws and the organizational documents of each Property Owner and each Existing Partner (and to approve any necessary amendments to such organizational documents in order to enable the contemplated transactions to occur). The form and substance of the Consents shall be reasonably satisfactory to BPLP, and duly authorized, executed and delivered copies thereof, (x) from each Existing Partner in form and substance reasonably satisfactory to BPLP, shall have been delivered to BPLP on or before the date of this Agreement and (y) from each other Person in form and substance reasonably satisfactory to BPLP, shall have been delivered to BPLP on or before the applicable Closing Date it being agreed by the parties that such Consents may be in substantially the same form as utilized in connection with the conveyance of the Developed Properties pursuant to the Contribution Agreement.

          (d) Mortgage Lender's Pay-Off Letters/Assumption Documents - 510 NML Loan. With respect to the 206 Property, 206 Associates shall have obtained and delivered to BPLP on or before the 206 Closing Date a binding pay-off letter from the holder of the 206 Construction Financing, permitting a full payoff of such 206 Construction Financing held by it on or after the 206 Closing Date for a sum certain, together with any other documents required to evidence the release or discharge of such indebtedness (as reasonably approved by BPLP pursuant to the terms of this Section below, collectively, the "MORTGAGE DEBT PREPAYMENT DOCUMENTS"), which documents shall be approved if they are substantially similar to the Mortgage Debt

Prepayment Documents delivered on the date of this Agreement pursuant to the Contribution Agreement. With respect to the 510 Property, the 510 Construction Financing encumbering such 510 Property shall be refinanced on or before the 510 Closing Date in accordance with and pursuant to the 510 NML Commitment. The loan documents evidencing such refinanced mortgage loan shall be substantially similar to the mortgage documents (the "NML COMPARISON DOCUMENTS") evidencing the loan from NML to an affiliate of BPLP secured by certain real property located in Reston, Virginia, as such documents exist on the date of this Agreement, with only such changes as are necessary to reflect the terms and conditions of the 510 NML Commitment which differ from the terms of such loan (such changes, in both form and substance, to be reasonably acceptable to BPLP) and such other changes as may be reasonably acceptable to both 510 Associates and BPLP (including, without limitation, such changes as may be necessary in order to reflect New Jersey specific remedies customarily included in mortgage loan documents comparable to the NML Comparison Documents). The loan documents evidencing the refinanced mortgage loan from NML pursuant to the 510 NML Commitment shall be subject to the prior written approval of BPLP, such approval not to be unreasonably withheld or delayed; and deemed granted if such loan documents are not disapproved by BPLP within five (5) Business Days after receipt by BPLP of the loan documents in the form to be executed by all parties thereto (and subsequently thereafter executed in such form. Notwithstanding the foregoing, BPLP shall not disapprove any such loan documents based solely upon provisions which are included in the NML Comparison Documents or in the loan documents evidencing the mortgage loan from NML executed and delivered pursuant to and in accordance with the 500 Series NML Commitment (as defined in the Contribution Agreement) and the Contribution Agreement (but only if and to the extent that the 500 Series Properties have then been acquired by BPLP), to the extent that such matters are not required to be modified in accordance with this provision and are otherwise consistent with the 510 NML Commitment. Each Property Owner shall obtain and deliver to BPLP on or before the applicable Closing Date, and BPLP shall cooperate to the extent reasonably necessary in connection therewith, all applicable approvals, consents, acknowledgments, agreements and authorizations from the holder of the 510 NML Loan in order (i) to permit the 510 NML Loan to be assumed by BPLP in connection with the Closing of the 510 Property or (ii) to permit the 510 Property to be acquired by BPLP subject to the 510 NML Loan (all documents in connection therewith, the "510 NML LOAN ASSUMPTION DOCUMENTS"). The parties hereto acknowledge and agree that the documents evidencing the 510 NML Loan may, if reasonably agreed to by BPLP and 510 Associates, be entered into directly between NML and BPLP. The 510 NML Loan Assumption Documents shall contain such amendments or modifications to the existing documents evidencing the 510 NML Loan as BPLP may reasonably request with such modifications and as the lenders may reasonably request and as be reasonably satisfactory to BPLP , which documents shall be approved if they are substantially similar to the Mortgage Debt Assumption Documents delivered on the date of this Agreement pursuant to the Contribution Agreement. It shall be a condition to BPLP's obligations under this Agreement that the Mortgage Debt Prepayment Documents and the 510 NML Loan Assumption Documents shall be in form and substance reasonably satisfactory to BPLP.

          (e) Accuracy of Representations and Warranties. The representations and warranties of Alan B. Landis and the Existing Partners contained herein shall be true and correct as and to the extent made as of the date of this Agreement and as of the applicable Closing Date (except with respect to any representations or warranties made as of a specific date, which representations and warranties shall continue to be true and correct as of such specified date and except further for any breaches of representations and warranties identified on the Confirmation Certificate), and a certificate to such effect shall have been executed and delivered by Alan B. Landis and the Existing Partners as of the applicable Closing Date (such certificate, the "CONFIRMATION CERTIFICATE"); provided, however, that the Confirmation Certificate may identify breaches of or other changes in the representations and warranties ("IDENTIFIED BREACHES"), and shall include a description of each such breach in reasonable detail, together with such person's good faith estimate of the Losses attributable to or expected to be incurred in connection with such breaches and the basis for the amount of the Losses attributable to or expected to be incurred in connection with each such breach.

          (f) Opinion of Counsel. The Property Owners shall have delivered to BPLP an opinion of Motola Klar & Dinowitz, LLP in form attached hereto as
Exhibit 12, dated as of each applicable Closing Date.

          (g) Absence of Litigation. No Action shall be pending or overtly (whether orally or in writing) threatened against the Property Owners, the Existing Partners, BPLP, Boston Properties, or the Property, which (i) questions the validity or legality of the transaction contemplated under this Agreement or the Related Agreements or (ii) would have a Material Adverse Effect. At each Closing, the applicable Property Owner shall certify as to the foregoing items
(i) and (ii) to the extent they (A) regard such Property Owner, the Existing Partners or the Property being conveyed by such Property Owner or (B) regard BPLP, which certification pursuant to item (B) shall be to the Landis Parties' Knowledge and shall relate solely to Actions which are pending or overtly (whether orally or in writing) threatened by the Existing Partners and/or the direct or indirect owners of the Existing Partners.

          (h) Contracts. Neither Property Owner shall have entered into any Contract with respect to the Property (other than Assigned Contracts) that will survive the Closing Date for such Property and be binding on BPLP, except as disclosed on the Schedule of Agreements attached hereto as Schedule J.

          (i) Estoppel Certificates. BPLP shall have received an estoppel certificate from each of Covance with respect to the 206 Property) and Raytheon (with respect to the 510 Property) under the Leases (each, an "ESTOPPEL") in the form attached hereto as Exhibit 2, or as otherwise agreed upon by BPLP and the Landis Parties, without changes or additional notations (other than as may be reasonably acceptable to BPLP, provided that such changes or additional notations do not effect a change in the substance of the applicable Estoppel), dated not earlier than thirty (30) days prior to the Closing Date, confirming the accuracy of the information set forth on such Estoppel.

          (j) Delivery of Sellers' Documents. At each Closing, the Property Owner shall deliver to BPLP the following with respect to the applicable Property, and in the case of documents, such deliveries shall be in form and substance reasonably satisfactory to BPLP and Property Owner:

               (i)    Intentionally Omitted;

               (ii)   Intentionally Omitted;

               (iii) Original Documents and Files. To the extent not previously delivered to BPLP and in Property Owner's possession or under its control, originals of any of the Assigned Contracts, Leases, Plans and Specifications, Construction Budgets and Licenses, or if the originals are not in Property Owner's possession or control, certified copies thereof, or a certificate of the general partner of the applicable Property Owner which certifies that originals or copies of all such documents are located at the offices of the Property Owners;

               (iv) Tax Bills. Copies of the most currently available tax bills for the Property and materials relating to any pending real estate tax assessment protests and proceedings;

               (v) Management and Service Agreement(s). Evidence of termination or assignment, as applicable and at BPLP's election, of all management and other service agreement(s) in effect with respect to the Properties, as of the applicable Closing Date;

               (vi) Payoff of 206 Construction Financing/Assumption of 510 NML Loan. As applicable, the 510 NML Loan Assumption Documents with respect to the 510 Property and the Mortgage Debt Prepayment Documents with respect to the 206 Property;

               (vii) Assignment of Warranties, Etc. An assignment of all Warranties and Plans and Specifications, if applicable;

               (viii) Fee Property and/or Partnership Interest Conveyancing Documents. If and to the extent applicable (x) in connection with each Fee Property, a deed for such Fee Property, a bill of sale, an assignment and assumption of Leases, an assignment of Intangibles and an assignment and assumption of the Assigned Contracts and the Assumed Liabilities and/or (y) an Assignment and Assumption of Partnership Interests in form attached hereto as
Exhibit 9 and other conveyancing documents, in form and substance reasonably satisfactory to BPLP, as are necessary or appropriate to transfer the applicable Property to BPLP free and clear of all liens, claims and encumbrances, except for the Permitted Exceptions (collectively, the "CONVEYANCING DOCUMENTS"); the Property Owners and the Existing Partners shall have also delivered true and complete copies of all organizational documents relating to the Property Owners and the Existing Partners, certified as true and complete by a general partner or executive officer of each such Person.

               (ix) Entity Transfer Certificates. For each Property Owner and each Existing Partner, an entity transfer certification confirming that such Property Owner and Existing Partners are not "foreign persons" as defined in
Section 1445(f)(3) of the Code, provided, that if such certificate is not delivered, BPLP shall make such withholding as is required by law;

               (x)   Intentionally Omitted;

               (xi) UCC Searches. UCC searches from the jurisdictions listed on Schedule K hereto showing any and all filings against Property Owners and Existing Partners, if any, as debtor or lessor. There shall exist no filings evidencing a lien, encumbrance, claim, security interest or other encumbrance in the relevant real property and other UCC filing offices for the applicable State (or county or other locality where the relevant property is located or where the Existing Partners are domiciled) against Property Owners that pertain to the Property, the Partnership Interests or the Property Owners as of the applicable Closing Date, except only with respect to the 510 NML Loan; and

               (xii) Other. Such other documents, instruments, consents, authorizations or approvals as may be reasonably requested by BPLP, its counsel or the Title Company, and that may be reasonably necessary to consummate the transaction that is the subject of this Agreement and the Related Agreements and to otherwise effect the agreements of the parties hereto, including, without limitation, as required under this Section except that the Landis Parties shall have no obligation to deliver any document, instrument, certificate, consent, authorization or approval which is not otherwise contemplated under this Agreement or the Related Agreements which increase the liabilities of the Landis Parties hereunder or under the Related Agreements other than de minimis amounts.

          (k) Proceedings. All corporate and other proceedings regarding the Landis Parties in connection with the transactions contemplated by this Agreement and any other agreement, instrument or document required to be executed and delivered by the Landis Parties hereunder, and all documents incident thereto, shall be in form and substance reasonably satisfactory to BPLP and its counsel, and BPLP shall have received all such originals or certified or other copies of such documents as BPLP or its counsel may reasonably request.

          (l) Delivery of the Unit Holder Documents. At Closing, each of the Unit Holders who is to receive Units shall have delivered to BPLP (i) a signature page to the Limited Partnership Agreement and an executed copy of the Registration Rights Agreement and Lock-Up Agreement in the form attached hereto as Exhibit 8 (the "REGISTRATION RIGHTS AGREEMENT"), each dated as of the Closing Date, duly executed and delivered and (ii) to the extent not previously delivered to BPLP or dated more than thirty (30) days prior to Closing, a Representation Letter.

          (m) Association Estoppels. The applicable Property Owners shall have delivered to BPLP estoppel certificates from all parties under any associations, if any, as shall be identified by BPLP in the exercise of its reasonable business judgment affecting the Property, dated no earlier than fifteen (15) days prior to the Closing Date, each in form and substance reasonably satisfactory to BPLP (each, an "ASSOCIATION ESTOPPEL"), which shall be satisfactory if and to the extent such estoppels are in substantially similar form to those delivered to BPLP in connection with the acquisition of the Developed Properties pursuant to the Contribution Agreement.

          (n) Absence of Material Adverse Change. Since the date of this Agreement there shall not have been any material adverse change in or to the condition, financial or otherwise, earnings, business affairs, properties or results of operations of Covance or Raytheon that would have a Material Adverse Effect on the Properties, individually or taken as a whole.

          (o) Material Adverse Effect. BPLP shall have the right to terminate this Agreement in its entirety if, as of either Closing Date, there exist breaches of representations and warranties of the applicable Landis Parties (whether or not such breaches are Identified Breaches) which are reasonably expected to result in Losses which have a Material Adverse Effect on the Partnership Interests or either of the Properties, in each case taken as a whole.

          (p) Ownership. A fully completed Schedule A-1 shall have been delivered to BPLP, such Schedule A-1 shall have been certified by each Existing Partner as being true and correct in all respects with respect to such Existing Partner, and Transferee shall have received copies of documentation that enable it to reasonably verify the information set forth in such Schedule A-1.

     2.2 CONDITIONS TO THE OBLIGATIONS OF THE LANDIS PARTIES. The obligation of the Landis Parties to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver by the Landis Parties of each of the conditions set forth below on or before the Closing Date. The Landis Parties agree that Alan B. Landis may waive (on behalf of all Landis Parties) any condition specified in this Section 2.2 if he executes a writing so stating at or prior to Closing or such condition will be waived if the Landis Parties elect to close notwithstanding non-fulfillment.

          (a) Accuracy of Representations and Warranties. All representations and warranties of BPLP hereunder shall be true and correct as and to the extent made as of the date of this Agreement and as of the applicable Closing Date (except with respect to any representations or warranties made as of a specific date, which representations and warranties shall continue to be true and correct as of such specified date), and a certificate to such effect shall be executed and delivered by BPLP as of the Closing Date.

          (b) Execution of Limited Partnership Agreement. BPLP shall have executed and delivered to the Unit Holders an executed copy of an amendment to the Partnership Agreement admitting such persons as limited partners thereto with the applicable number of Common Units or Preferred Units together with a certificate of Boston Properties, as general partner of BPLP, certifying the issuance of the applicable number and type of Units to such persons and further certifying that the Certificate of Designations of Series One Preferred Units shall then be effective.

          (c) Registration Rights Agreement. BPLP shall have executed and delivered to the Unit Holders the Registration Rights Agreement.

          (d) Opinion of Counsel. BPLP shall have delivered to the Landis Parties an opinion of GPH, dated as of the Closing Date, in form attached hereto as Exhibit 12.

          (e) Mortgage Debt. BPLP shall have executed and delivered the 510 NML Loan Assumption Documents.

          (f) Delivery of Consideration. BPLP shall have paid the consideration (including, if applicable, the repayment of the 206 Construction Financing) for the contribution, conveyance, assignment or other transfer of the Partnership Interests (or the fee interest, as applicable) in accordance with Sections 1.1(b) and 1.1(c) of this Agreement.

          (g) Proceedings. All corporate and other proceedings regarding BPLP in connection with the transactions contemplated by this Agreement and any other agreement, instrument or document required to be executed and delivered by BPLP hereunder and all documents incident thereto, shall be in form and substance reasonably satisfactory to the Landis Parties and its counsel, and the Landis Parties shall have received all such originals or certified or other copies of such documents as the Landis Parties or its counsel may reasonably request.

          (h) Absence of Litigation. No Action shall be pending or overtly (whether orally or in writing) threatened against BPLP or Boston Properties, which (i) questions the validity or legality of the transaction contemplated under this Agreement or the Related Agreements as it relates to BPLP or Boston Properties or (ii) would have a material adverse effect on BPLP or Boston Properties. At each Closing, BPLP shall certify as to the foregoing and shall further certify that, except as may have been previously disclosed in writing to the Landis Parties (or otherwise disclosed by the Landis Parties to BPLP), to BPLP's Knowledge, there are no Actions which are pending or overtly (whether orally or in writing) threatened by the Existing Partners and/or the direct or indirect owners of the Existing Partners in connection with the transactions contemplated by this Agreement.

          (i) Other. Such other documents, instruments, consents, authorizations or approvals as may be reasonably requested by the Landis Parties, its counsel or the Title Company, and that may be reasonably necessary to consummate the transaction that is the subject of this Agreement and the Related Agreements and to otherwise effect the agreements of the parties hereto, including, without limitation, as required under this Section except that BPLP shall have no obligation to deliver any document, instrument, certificate, consent, authorization or approval which is not otherwise contemplated under this Agreement or the Related Agreements which increase the liabilities of BPLP hereunder or under the Related Agreements other than de minimis amounts.


                  ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF THE LANDIS PARTIES. Alan B. Landis and the Existing Partners hereby represent and warrant to BPLP as of the date of this Agreement and as of the applicable Closing Date except with respect to any representations and warranties made as of a specific date, which shall be remade on the applicable Closing Date as of such specific date (but, in all such events, with respect to each Existing Partner only, severally (and not jointly) with respect to matters relating to itself, to its Partnership Interests and the Property Owners of which it is a partner and such Property Owners' Property), in each case as follows:

          (a) Existence and Power. 206 Associates has been duly formed and is a validly existing limited partnership under the Laws of the State of New Jersey, and 510 Associates has been duly organized and is a validly existing limited liability company under the Laws of the State of New Jersey. Each Property Owner and each Existing Partner has all power and authority under its respective organizational documents to enter into and deliver this Agreement and all other documents to be executed and delivered in connection with the transaction that is the subject of this Agreement, including, without limitation, all Related Agreements to the extent they are to be executed by such Property Owner or Existing Partner, and to perform their respective obligations under this Agreement and such Related Agreements. Each Property Owner and Existing Partner has delivered to BPLP a true and complete copy of its limited partnership agreement or limited liability company agreement, as applicable, its certificate of limited partnership or certificate of formation, as applicable. The Existing Partners in the aggregate hold 100% of the Partnership Interests in the Property Owners; Schedule A-1 as attached hereto is true and correct in all respects except for the omission of percentages identifying each Existing Partners' Partnership Interest in each Property Owner. Schedule A-1, as completed and delivered to BPLP at Closing pursuant to Section 2.1(p) shall accurately identify each Existing Partner's Percentage Interest in each Property Owner.

          (b) Authorization; No Contravention. The execution and delivery of this Agreement and the Related Agreements by the Property Owners and the Existing Partners and the performance of their respective obligations under all of the foregoing have been duly authorized by all requisite organizational action on the part of the Property Owners and the Existing Partners. This Agreement constitutes and, upon execution thereof, the Related Agreements executed by the Property Owners and the Existing Partners will constitute, the valid, legal and binding obligations of the Property Owners and the Existing Partners. None of this Agreement or the Related Agreements executed by the Property Owners and the Existing Partners will violate, in any material manner, any term of any material agreement, order or decree to which the Property Owners or the Existing Partners are parties or by which they are bound. Except for the consents and other approvals which have been obtained on or before the date of this Agreement, including without limitation, the consents of the Existing Partners of the Property Owners, the holders of the Mortgage Debt, and the other consents set forth on the attached Schedule L, no consent of any lender, partner, shareholder, beneficiary, tenant, creditor, investor, Authority or other person is required in order for the Landis Parties to enter into this Agreement or the Related Agreements or for the consummation of the transactions contemplated by this Agreement; other than such consents where the failure to obtain would not have a Material Adverse Effect or a material adverse effect on any Landis Parties' ability to consummate the transactions contemplated hereby.

          (c) Descriptive Information; Diligence. True, correct and complete copies of all documents identified on Schedule R attached hereto, including, without limitation, (i) the lease entered into between 206 Associates as Lessor and Covance as Lessee (the "COVANCE LEASE"), pursuant to which Covance Inc. will lease 100% of the rentable space in the building being constructed on the 206 Property, and (ii) the Lease entered into between 510 Associates as Lessor and Raytheon as Lessee (the "RAYTHEON LEASE"), pursuant to which Raytheon will lease 100% of the rentable space in the building being constructed on the 510 Property (the Covance Lease and the Raytheon Lease being referred to herein collectively as the "LEASES"), (iii) all corporate, partnership and other or organizational documents relating to the Property Owners and the Existing Partners, and (iv) all other materials identified on Schedule T attached to the Contribution Agreement; have been delivered by or on behalf of the Property Owners to BPLP, or made available to BPLP for review in connection with the transaction contemplated by this Agreement and the Related Documents, and, to the Landis Parties' Knowledge, there are no other material agreements relating to the subject matter thereof in such Property Owner's possession or under its control. Attached hereto as Schedule M is a true, correct and complete list of all leasing commissions and tenant construction, as well as any tenant improvement allowances provided for under the Leases (including, without limitation all such amounts which may be payable by or payable to any Landis Party and/or any affiliates of the Landis Parties). Except only for the Covance-Studley Lease Commissions, all brokerage commissions or compensation in respect of either of the Leases have been, or prior to Closing will be, paid by the applicable Property Owner.

          (d) Mortgage Debt. Schedule E attached hereto contains a list of all material documents relating to the Mortgage Debt and the 510 Construction Financing, including without limitation all material documents evidencing, securing or otherwise executed in connection with the Mortgage Debt. Except as set forth in Schedule E, there are no material or binding agreements with any person to provide or obtain any mortgage or other debt relating to the Properties. The Landis Parties have delivered to Transferee true, complete and accurate copies of all of the documents identified on Schedule E. Except only as and to the extent set forth on the attached Schedule E and in the Northwestern Mutual Commitment with respect to the 510 Property, no Landis Party has any obligation of any kind or nature, to NML or any affiliate thereof, whether current, accrued or contingent and whether in connection with any prior commitment or other agreement to provide financing or otherwise. As of the 510 Closing Date, the 510 NML Loan shall be in full force and effect and no event of default or other default or matter which, with the passage of time or the giving of notice or both, could become any event of default thereunder shall exist, including, without limitation, any matters with respect to the Raytheon Lease and the status of construction and development of the 510 Property. Notwithstanding anything to the contrary contained in this Agreement, to the extent Transferee receives a binding estoppel certificate from a holder of any Mortgage Debt which estoppel certificate specifically confirms information set forth on Schedule E with respect to such Mortgage Debt, the applicable Landis Parties shall be released from all liability hereunder with respect to such confirmed information (including without limitation, any indemnification obligation under Article 7 hereof with respect to such confirmed information), but shall not be released with respect to any other or any unconfirmed information set forth on Schedule E.

          (e) Compliance with Law. To the Landis Parties' Knowledge, the Property Owners have not received (x) any written notice alleging that the Property violates any law, rule, regulation, ordinance, code, or interpretation of any Authority (collectively, "LAWS"), including without limitation, Laws relating to zoning, subdivision and land-use matters and the Americans with Disabilities Act or (y) any written notice from any insurer or board of fire underwriters or similar entity that the Property violates, in any material respect, any requirement under any insurance policy issued by such a person; except, in either such event, for violations which have previously been cured. To the Landis Parties' Knowledge, except as disclosed in writing to BPLP prior to Closing, Property Owners have not received any notice from the Architect and Engineer who will issue the Architect's and Engineer's Certificates hereunder that the Property is not, and/or upon completion of the construction and development of the Properties in accordance with the Plans and Specifications will not be, in compliance with all Laws, including without limitation, Laws relating to zoning and land-use matters, the Americans with Disabilities Act and wetlands. To the Landis Parties' Knowledge, Property Owners have not received notice of any special assessment proceedings affecting the Property, in any material respect, and, to the Landis Parties' Knowledge, there is no such assessment, other than immaterial assessments. To the Landis Parties' Knowledge, all licenses, permits, approvals, variances, easements and rights of way, including, without limitation, proof of dedication and authorizations (collectively, the "LICENSES") required for the construction, development, ownership, use or operation of the Properties as anticipated to be used and operated have been validly issued and are in full force and effect, except with respect to those Licenses which, in the ordinary course of business, are not issued until the completion of construction, without the requirement of any additional payment of other obligations or restrictions of or on the Property Owners or the Property, and neither Property Owner has received any written notice, nor otherwise to the Landis Parties' Knowledge, are there any proceedings relating to the revocation or modification of any License. As of the applicable Closing Date, the Property Owner shall have paid all applicable so-called TID (Transportation Improvement District Ordinance) and COAH (Counsel on Affordable Housing) fees, charges and costs and all other fees, charges or costs of any similar nature in connection with the development and/or construction of the Properties, including all off-site road and other improvement costs.

Except as set forth on Schedule N attached hereto, to the Landis Parties' Knowledge, there are no agreements, proffers, and other non-public documents to which any Landis Party or Alan B. Landis or their affiliates is a party relating to land-use restrictions or other conditions limiting or otherwise affecting, in any material respect, the development, construction or operation of the Properties.

          (f) (A) Leases. The Leases are in full force and effect. Attached hereto as Exhibit 3 and Exhibit 4, respectively, are true correct and complete copies of the Covance Lease and the Raytheon Lease (including all amendments, side letters, option exercise letters, work letters, guarantees and any other documents, certificates or instruments which may create or affect any current or future obligations of any party under either of the Leases). The Leases, including any applicable guarantees or similar agreements related thereto, have been duly authorized, executed and delivered by all parties thereto. As of the date hereof, occupancy of the Properties and rent commencement by Covance and Raytheon in accordance with the Covance Lease and the Raytheon Lease, respectively, are expected to occur, with respect to the Covance Lease, in November, 1998, and with respect to the Raytheon Lease (as to rent commencement only), in September, 1998. No person or entity has any option or right of first refusal or first opportunity to acquire any interest in the Property or any portion thereof. The Leases identified in this Agreement are the only leases or other rights or grants of occupancy made by Property Owners with respect to all or any part of either of the Properties. As of the 510 Closing Date, the No Pass Through Period under the Raytheon Lease shall have been terminated. As of the 206 Closing Date, Covance shall have unconditionally and irrevocably taken occupancy of the 206 Property and 206 Associates shall have paid and/or performed all obligations of landlord with respect to the Covance Lease which relate to the period ending on the date of such occupancy and rent commencement as provided in the 206 Lease (or, if later, the actual date of such occupancy and rent commencement); including in any such event, without limitation, the completion of all landlord work (on or prior to any specified substantial completion date) and the payment of all tenant allowances and lease commissions in connection therewith. As of the 510 Closing Date, Raytheon shall have unconditionally and irrevocably taken occupancy of the 510 Property and 510 Associates shall have paid and/or performed all obligations of landlord with respect to the Raytheon Lease which relate to the period ending on the date of such occupancy and rent commencement as provided in the 510 Lease (or, if later, the actual date of such occupancy and rent commencement); including in any such event, without limitation, the completion of all landlord work (on or prior to any specified substantial completion date) and the payment of all tenant allowances and lease commissions in connection therewith.

               (B) Rent Roll. On or before the applicable Closing Date, a Rent Roll (the "RENT ROLL"), which is a true, complete and correct statement of the information contained therein as of such date (in a manner similar to that set forth on the Rent Roll attached to the Contribution Agreement) shall be delivered to BPLP. As of the applicable Closing Date, there are no monetary, or to the Landis Parties' Knowledge, other material defaults under any of the Leases which have not been cured. Except as set forth on the Rent Roll, there are no "free" or "reduced" rent periods (other than, with respect to "reduced" rent periods, increases in the base rent payable under the applicable lease based solely on the passage of time, and regardless of whether such increases are in a fixed amount or are based upon a calculation (e.g., consumer price index based increases)), concessions or rebates (whether oral or written) of any kind whatsoever under any of the Leases which would have an effect on or after the Closing Date. Except as set forth in the Rent Roll (but excluding tenant improvement or refurbishment allowances which are set forth in the Leases), no tenant under any lease is entitled to any rebate, concession, deduction or (if based on landlord's actions on or prior to the Closing Date ) offset under its lease. Except for security deposits placed with Property Owners, a true and correct list of which is identified on the Rent Roll, none of the Tenants has paid to Property Owners any rent or other charge of any nature under its Lease or otherwise relating to any Property for a period of more than thirty (30) days in advance. Notwithstanding anything to the contrary contained in this Agreement, to the extent BPLP receives an Estoppel from Covance or Raytheon, as applicable, which Estoppel specifically confirms information contained in the Rent Roll with respect to the applicable Lease, the applicable Landis Parties shall be released from all liability hereunder with respect to such confirmed information (including without limitation, any indemnification obligation under Article 7 hereof with respect to such confirmed information), but shall not be released with respect to any other or any unconfirmed information contained in the Rent Roll.

          (g) Contracts. Attached hereto as Schedule J is a schedule (the "SCHEDULE OF AGREEMENTS") setting forth a list of all of the Contracts other than Contracts which will be terminated or expire and will be fully satisfied by Property Owner on or prior to the applicable Closing, including in all events, the names of the contracting party, the dates of the Contracts and a listing of all amendments to such Contracts, and identifying each such Contract as a Terminable Contract or a Non-terminable Contract (and, with respect to each Non-terminable Contract, whether or not such Non-terminable Contract is with an Affiliate of any Landis Party). True, complete and correct copies of all Contracts have been provided to BPLP. To the Landis Parties' Knowledge, the Contracts are in full force and effect, and the Terminable Contracts are terminable on not more than thirty (30) days' prior written notice and without payment or penalty of any kind. To the Landis Parties' Knowledge, all Warranties with respect to the Property are listed on Schedule P.

          (h) Utilities. As of the applicable Closing Date, all water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by Law and sufficient for the contemplated use and operation of the Property will be installed to the property lines of the Land and will be connected pursuant to valid Licenses and all assessments, fees and other charges related thereto have been paid in full. To the Landis Parties' Knowledge, neither Property Owner has received written notice or otherwise has knowledge that any of the foregoing facilities or utilities are inadequate to service the Property or that they do not meet the requirements of applicable Laws.

          (i) Hazardous Substances. To the Landis Parties' Knowledge, the Property Owners have not generated, stored, released, discharged or disposed of, used or handled

Hazardous Substances or Hazardous Wastes (as those terms are defined below) at, upon or from the Properties in material violation of any Law or in connection with which remedial action would be prudent or required under any Law. As used in this Agreement, the terms "HAZARDOUS SUBSTANCES" and "HAZARDOUS WASTES" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations thereunder, the Resource Conservation and Recovery Act, as amended, and the regulations thereunder, and the Federal Clean Water Act, as amended, and the regulations thereunder, and such terms shall also include asbestos, petroleum products (except in a naturally occurring state), radon, radioactive materials, lead paint, Urea Formaldehyde Foam Insulation and any other regulated substances under any Law relating to the protection of the environment. To the Landis Parties' Knowledge, except as contained in the environmental reports listed on Schedule Y to the Contribution Agreement, no Hazardous Substances or Hazardous Wastes are located on the Property in material violation of any Law. To the Landis Parties' Knowledge, except as contained in the environmental reports listed on Schedule Y to the Contribution Agreement, no underground storage tanks are located at either of the Properties.

          (j) Absence of Undisclosed Liabilities. Between the date of the financial statements listed on Schedule Z to the Contribution Agreement pertaining to Property Owners, true, complete and correct copies of which have been delivered to BPLP prior to the date of this Agreement (which are the most recently prepared operating statements prior to the date of this Agreement) and the date of this Agreement no events or circumstances have occurred or arisen which, individually or taken together, would have a Material Adverse Effect, or would result in any material increase in the indebtedness or other liabilities of the Property Owners or the Properties. To the Landis Parties' Knowledge, there are no Liabilities, including material contingent liabilities, of the Property Owners which are not shown or provided for in the operating statements listed on the referenced Schedule Z, other than (i) liabilities incurred in the ordinary course of business and in accordance with established operating policies and procedures and past practice of the applicable Landis Parties, (ii) liabilities specifically disclosed in this Agreement or the Schedules hereto, including without limitation liabilities under Assigned Contracts and Leases,
(iii) liabilities identified on the attached Schedule Q which are covered by insurance, (iv) liabilities arising under Immaterial Contracts and (v) liabilities which are the specific subject of any other representation or warranty in this Section 3.1, which other representations and warranties shall be the sole and exclusive representations with respect to such subject matter (e.g., liabilities relating to non-material violations of Law relating to Hazardous Substances, the existence of which would not be a breach of the applicable representation and warranty under Section 3.1(i) above).

          (k) Taxes. All tax returns required to be filed on or before the date hereof by or on behalf of or with respect to the liabilities of the Property Owners (or the properties or assets thereof) have been filed through the date hereof or will be filed on or before the date when due in accordance with all applicable Laws, and there is no Action pending against or with respect to either Property Owner or the Property in respect of any tax (or against any Existing Partner with respect to any of the tax liabilities of or assessed against the Properties or the Property Owners), nor is any claim for additional tax asserted by any Authority against either Property Owner or the Property (or against any Existing Partner with respect to any of the tax liabilities of or assessed against the Properties or the Property Owners). All taxes of or assessed against the Properties or the Property Owners have been timely paid when due in accordance with applicable laws. All real estate taxes and assessments relating to the Property that are due and payable have been paid and copies of most recent tax bills have been delivered to BPLP.

          (l) Insurance. Property Owners currently have in place appropriate public liability, builder's risk and other insurance coverage with respect to the Property and the development thereof, and each of such insurance policies is in full force and effect and all premiums due and payable thereunder have been fully paid when due.

          (m) Capital Structure. All of the partnership interests of each Property Owner have been duly and validly issued. Except as set forth on Schedule A-1 (as completed pursuant to Section 2.1(p)), there are no equity interests of any Property Owner outstanding or issuable upon conversion or exchange of any security of any Property Owner or any other Person. No holder of any equity interest of any Property Owner nor any other Person is entitled
(i) to any preemptive or other right to subscribe for any equity interests of any Property Owner or (ii) to any right of first refusal or similar right with respect to or as a result of any of the transactions contemplated hereby. The organizational charts attached hereto as Schedule A-2 are true, complete and correct in all respects and set forth all of the Existing Partners and all of the partners, members, shareholders and other beneficial owners of such Existing Partners, and as of the Closing Date, the organizational charts attached hereto as Schedule A-2 shall be revised to identify the percentage interest of each such Existing Partner in the Property Owners.

          (n)  Title to Partnership Interests.   Each Existing Partner owns
beneficially and on the records of the applicable Property Owner, and is transferring free and clear of any liability claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, right of assignment, purchase right or other restriction of any kind, nature or description (other than as may be created in writing by Boston Properties or BPLP), its Partnership Interests. Such Existing Partner's Partnership Interests were validly issued. There is no agreement, instrument or understanding with respect to such Existing Partner's Partnership Interests, except the partnership agreement of the applicable Property Owner, to which BPLP, as successor, will be bound.

          (o) Structural. Neither Property Owner has received any written notice from any tenant, consultant, architect, engineer, insurance company or Authority of any defect or inadequacy in connection with the structure or systems on the Properties that has not heretofore been cured.

          (p) Zoning/Violations. To the Landis Parties' Knowledge, neither Property Owner has received any written notice that there is now pending, proposed or threatened any proceeding for the rezoning of either of the Properties or any portion thereof. To the Landis Parties' Knowledge, neither Property Owner has received any written notice from any Authority that any zoning, subdivision, environmental, hazardous waste, building code, health, fire, safety or other law, order, ordinance or regulation is violated by the development, construction or use of the Properties, including, without limitation, any Improvements located thereon or any parking areas.

          (q) Condemnation. To the Landis Parties' Knowledge, neither Property Owner has received any written notice of any pending or contemplated condemnation proceedings affecting all or any part of the Property.

          (r) Permitted Exceptions. No Property Owner is in monetary default and, to the Landis Parties' Knowledge, each Property Owner has performed all material obligations under and is not in material non-monetary default, in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions for the Property.

          (s) Actions. Attached hereto as Schedule Q is a schedule (the "SCHEDULE OF ACTIONS") setting forth all Actions pending or, to the Landis Parties' Knowledge, overtly (whether orally or in writing) threatened against either Property Owner, any Existing Partner or the Property, which (y) question the validity of, or the ability of the Landis Parties to consummate, the transactions contemplated hereunder or (z) affect the Property, the Property Owners, the Existing Partners or any interests therein, in a materially adverse way or have a Material Adverse Effect.

          (t) Plans and Specifications; Budgets. True, correct and complete plans and specifications and other related drawings and documents (collectively, the "PLANS AND SPECIFICATIONS") for the 206 Property and the 510 Property are listed on Exhibit 5 and Exhibit 6, respectively. True, complete and correct copies of the development and construction budgets (collectively, the "CONSTRUCTION BUDGETS") for each of the Properties have been delivered to BPLP prior to the date of this Agreement. As of the applicable Closing Date, all amounts set forth in the Construction Budgets and all other amounts due or to become due in connection with the development and construction of the Properties shall have been paid in full by the Property Owners except items not capable of being complete or for which bills were not yet rendered (all of which shall remain the obligation of the Existing Partners of the applicable Property Owner).

          (u) Tax Treatment. To the extent that Units are delivered hereunder in consideration for the transfer of partnership interests in the Property Owners or any other assets (i) the Existing Partners will treat the transfer as a contribution subject to Section 721 of the Code and (ii) the Existing Partners will treat the Units for all tax and other financial reporting purposes as equity interests in BPLP, except in each case as otherwise required by applicable Law (not including any tax Law except to the extent required by any adjustment proposed by the Internal Revenue Service in a 90-day letter) or contractual obligations (such as loan agreements) of BPLP.

      3.2 REPRESENTATIONS AND WARRANTIES OF BPLP. BPLP hereby represents and warrants to the Landis Parties as of the date of this Agreement and as of the Closing Date as follows:

          (a) Existence and Power. Boston Properties and BPLP have been duly formed and are validly existing as a Delaware corporation and a Delaware limited partnership, respectively. Each of Boston Properties and BPLP has all power and authority under their respective organizational documents to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and the Related Agreements executed by such party. Boston Properties and BPLP are each duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted and, on the Closing Date, will be duly qualified in the jurisdiction in which the Property is located.

          (b) Authorization; No Contravention. The execution and delivery of this Agreement and the performance of their respective obligations under this Agreement, has been duly authorized by all requisite organizational action on the part of Boston Properties and BPLP. This Agreement has been and each Related Agreement to which BPLP is a party will on the Closing Date have been, duly executed and delivered by BPLP and Boston Properties. None of the foregoing will require any action by or in respect of, or filing with, any Authority or contravene or constitute a default under any provision of applicable Law, any organizational document of Boston Properties or BPLP or any agreement, judgment, injunction, order, decree or other instrument binding upon Boston Properties or BPLP. This Agreement constitutes and, upon the execution thereof the Registration Rights Agreement and the other Related Agreements executed by Boston Properties or BPLP, as applicable, will constitute, the valid, legal and binding obligations of Boston Properties or BPLP, as applicable, enforceable in accordance with their respective terms, subject to bankruptcy and similar laws affecting the remedies or resources of creditors generally and principles of equity. Except for the consents and other approvals which have been obtained on or before the date of this Agreement, no consent of any lender, partner, shareholder, beneficiary, tenant, creditor, investor, Authority or other person is required in order for Boston Properties and BPLP to enter into this Agreement or for the consummation of the transactions contemplated by this Agreement, other than such consents where the failure to obtain would not have a material adverse effect on Boston Properties or BPLP or on their ability to consummate the transactions contemplated hereby.

          (c) Partnership Agreement. BPLP has provided the Landis Parties with correct and complete copies of the limited partnership agreement of BPLP (the "PARTNERSHIP AGREEMENT") as in effect on the date of this Agreement. Between the date of this Agreement and the Closing Date there will be no amendments or modifications to, supplements to, or waivers with respect to, the Partnership Agreement other than (x) as contemplated by this Agreement, including without limitation, by the Certificate of Designation establishing the terms of the Series One

Preferred Units and as set forth on the Exhibit 2 attached to the Contribution Agreement and (y) amendments, modifications, supplements and waivers in the ordinary course of business and which do not have a material adverse effect on the Landis Parties' interest in BPLP (including, without limitation, amendments for the purpose of issuing Common Units and/ or Preferred Units and/or admitting limited partners to BPLP). As of the Closing Date, the Certificate of Designation establishing the terms of the Series One Preferred Units has been duly adopted and will be effective as an amendment to the Partnership Agreement. As of the date of this Agreement there are no outstanding Preferred Units and there are no options, warrants, rights or other agreements to issue Series One Preferred Units to any person other than pursuant to this Agreement and the Related Agreements. BPLP qualifies as a partnership for Federal income tax purposes.

          (d) Units and Common Shares. The Units to be issued hereunder have been duly authorized for issuance and, upon such issuance, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or rights of first refusal upon their issuance. The Common Shares to be issued upon exchange of the Units, and the Common Units to be issued upon exchange of the Preferred Units have been duly authorized for issuance and, upon such issuance will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or rights of first refusal upon their issuance. At the Closing each Landis Party receiving Units will receive such Units free and clear of any claims, liens, voting agreements, options, charges, or encumbrances or restrictions of any kind, nature or description (other than as may be created pursuant to this Agreement (including under the Registration Rights Agreement), the Partnership Agreement and other organizational documents of BPLP, or by any Landis Party, and other than restrictions on transfer that may be applicable under Securities Laws). Boston Properties has reserved for issuance out of its authorized common stock, a number of Common Shares sufficient to provide for the exchange of Units into Common Shares. If applicable, BPLP is authorized to issue Common Units sufficient for the exchange of Preferred Units into Common Units.

          (e) Pending Actions. There is no existing or, to the best of BPLP's knowledge, overtly (whether orally or in writing) threatened Action involving Boston Properties or BPLP, any of their respective assets or the operation of any of the foregoing, which, if determined adversely to either Boston Properties or BPLP or their respective assets, would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of either Boston Properties or BPLP or their respective assets or which would interfere with the ability of either Boston Properties or BPLP to execute or deliver, or perform their respective obligations under this Agreement or any of the Related Agreements executed by it.

          (f) Taxes. Boston Properties and BPLP have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to Boston Properties or BPLP which has had (nor does Boston Properties of BPLP have any knowledge of any tax deficiency which, if determined adversely to Boston Properties or BPLP might have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of Boston Properties or BPLP. There is no material tax controversy pending with respect to Boston Properties or BPLP for which Boston Properties or BPLP, as applicable, has not made reasonable provision.

          (g) No Assignment. Neither Boston Properties nor BPLP nor any of their subsidiaries has (i) made a general assignment for the benefit of the creditors,
(ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by BPLP's or Boston Properties' creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of BPLP's or Boston Properties' assets, (iv) suffered the attachment, or other judicial seizure of all, or substantially all, of BPLP's or Boston Properties' assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or compromise to its creditors generally.

          (h) Private Placement. Assuming the accuracy of, and in reliance upon, the representations and warranties of the Landis Parties set forth in
Section 3.1 hereof, Section 3.1 of the Contribution Agreement, and in the Representation Letters delivered by each applicable Landis Party, (x) neither BPLP nor Boston Properties nor any agent or other person acting on its behalf, directly or indirectly, has done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Common Shares or Units within the provisions of Section 5 of the Securities Act and (y) the granting and the sale of the Units hereunder and the issuance and delivery of the Common Shares upon the exchange of the Units by any person that has delivered a Representation Letter, are exempt from registration under the Securities Act and under applicable state securities and "blue sky" laws.

          (i) Investment Company Act. Neither Boston Properties nor BPLP is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined under the Investment Company Act.

          (j) Boston Properties' Qualification. Boston Properties is organized and operates, and intends to continue to operate, in a manner so as to qualify as a "real estate investment trust" under Sections 856 through 860 of the Code. To BPLP's Knowledge, Boston Properties has not received any written notice from the Internal Revenue Service which specifically calls into question Boston Properties' qualification as a "real estate investment trust" under Sections 856 through 860 of the Code and Boston Properties has taken no action that would reasonably be expected to cause Boston Properties to cease to so qualify.

          (k) Filings. Boston Properties has made all filings required by the Securities Act and the Exchange Act (excepting only those filings the failure to make of which will not render Boston Properties ineligible to file a registration statement on Form S-11). All such filings made by Boston Properties fairly present the financial condition of Boston Properties as of the date of any balance sheet or similar financial statement contained therein and the results of Boston Properties's operations for the period covered by any income statement or similar financial statement contained therein, and none of such filings contains, as of the date of such filing, any untrue statement of a material fact or omits any information necessary to make the statements contained therein not materially misleading, and since the date of the last such filing, there has not occurred any material adverse change in the financial condition, business, operations, assets or liabilities of Boston Properties or BPLP.

          (l) Tax Treatment. To the extent that Units are delivered hereunder in consideration for the transfer of partnership interests in the Property Owners or any other assets (i) BPLP will treat the transfer as a contribution subject to Section 721 of the Code and (ii) BPLP will treat the Units for all tax and other financial reporting purposes as equity interests in BPLP, except in each case as otherwise required by applicable Law (not including any tax Law except to the extent required by any adjustment proposed by the Internal Revenue Service in a 90-day letter, provided, however, that BPLP shall have no obligation to spend more than de minimis amounts of time or money in connection therewith) or contractual obligations (such as loan agreements) of BPLP.

             ARTICLE 4 - DEVELOPMENT AND OPERATION OF THE PROPERTY

      4.1 DEVELOPMENT AND OPERATION. At all times prior to the Closing Date, Property Owners shall cause the development and construction of the Properties to be diligently and continuously undertaken in compliance with the Plans and Specifications and Construction Budgets for each of the Properties, as set forth in Exhibit 5, Exhibit 6 and Exhibit 7 hereto. Property Owners shall not modify, amend or otherwise change in any material respect (including, without limitation, change orders or similar actions) any of the Plans and Specifications and the Construction Budgets without the prior written consent of BPLP (which consent shall not be unreasonably withheld, and which consent, if required to be given by Property Owner pursuant to the Leases as in existence on the date of this Agreement, shall not be withheld, it being agreed that if BPLP fails to deny such consent with respect to any such modification within ten (10) business days after written request therefore, BPLP shall be deemed to have granted such consent hereunder). Each Property Owner shall: (i) use its reasonable efforts to preserve its relations with tenants and other entities with which future business dealings are contemplated; (ii) not mortgage (except only with respect to the 510 NML Loan, in accordance with this Agreement) or encumber any part of the Property or take or suffer any other action affecting title to the Property without the prior written consent of BPLP such consent not to be unreasonably withheld or delayed (it being agreed that if BPLP fails to deny such consent or approval with respect to any non-material, non-monetary encumbrance within five (5) business days after written request therefore, BPLP shall be deemed to have granted such consent or approval hereunder); (iii) not make any commitment or incur any liability to any labor union, through negotiations or otherwise, with respect to the Property not discharged at Closing; (iv) not become a party to any new licenses, equipment leases, contracts or agreements of any kind relating to the Property, except such contracts or agreements as will be terminated at or prior to Closing without cost or expense to BPLP or contracts which BPLP agrees to assume at Closing such consent not to be unreasonably withheld or delayed (it being agreed that if BPLP fails to deny such consent or approval with respect to any such contract within five (5) business days after written request therefore, BPLP shall be deemed to have granted such consent or approval hereunder).

     If, to the Landis Parties' Knowledge, it is probable that there will be an Identified Breach on the Confirmation Certificate to be delivered on any Closing Date, then Alan B. Landis shall notify BPLP in writing of such fact a reasonable period of time prior to the scheduled Closing Date or, if earlier, as soon as practicable after such determination by the Landis Parties. If there is or will be an Identified Breach, the Landis Parties' will cooperate in providing such information as BPLP reasonably requests with respect thereto.

     4.2 INSURANCE. Through the Closing Date, Property Owners shall maintain at their sole cost and expense all insurance referred to in Section 3.1(l) or similar replacement coverage.

     4.3 LEASING/ESTOPPELS. Each Property Owner agrees that from and after the date of this Agreement to the Closing Date, such Property Owner (i) will not, with respect to the Property, cancel or terminate, modify or amend the Leases, enter into any new leases, or consent to the assignment, subletting or mortgaging of any lease or space, without in each instance having obtained the prior written consent of BPLP except as may be required under the terms of any such lease; (ii) will comply with and perform all provisions and obligations to be complied with and/or performed by such Property Owner under the applicable Lease; (iii) will, promptly upon receipt, provide BPLP with copies of all written notices delivered or received under the Leases, correspondence received from architects, engineers, contractors, tenants, neighboring property owners, any insurance company which carries insurance on the Property, from any Authorities or from any other person or entity with respect to the Property or any portion thereof. BPLP shall grant or deny all consents or approvals requested by the Property Owners under this Section 4.3 within five (5) business days after request therefore (it being agreed that if BPLP fails to deny such consent or approval within such five (5) business day period, BPLP shall be deemed to have granted such consent or approval hereunder). Property Owners shall send to the tenants of the Properties a letter (in form reasonably acceptable to BPLP and the Landis Parties) and an estoppel certificate in the form attached hereto as Exhibit 2. Property Owners shall, promptly upon receipt, deliver to BPLP copies of all correspondence or other matters received by Property Owners in connection with such estoppel certificates. Property Owners shall use good faith efforts (without the obligation to expend any amounts in connection therewith, other than de minimis amounts) to obtain all such certificates.

     4.4  OPERATING AGREEMENTS.  Except as set forth in Section 4.1 or  Section
4.3 above, Property Owners shall not enter into any Contract affecting the Property, or any amendment of any Contract, that will be binding on the Property or BPLP. Notwithstanding provision (i) of the foregoing sentence, either Property Owner may enter into a Contract which by its own terms shall terminate prior to the Closing Date or is terminable by such Property Owner prior to the Closing Date (which shall be terminated by such Property Owner unless such Contract has been designated as an Assigned Contract by BPLP) and which shall not create any liability for or be binding on the Property or BPLP on or after the Closing Date, provided however, that any such Contract shall not violate the provisions of clause (ii) of the preceding sentence. Property Owners shall not waive, compromise or settle any rights of Property Owners under any Assigned Contract, without in each case obtaining BPLP's prior written consent thereto, such consent not to be unreasonably withheld or delayed and to be based upon then prevailing market terms and conditions. Notwithstanding anything to the contrary contained herein, BPLP shall grant or deny all consents requested by the Property Owners under this Section 4.4 within five (5) business days after request therefore (it being agreed that if BPLP fails to deny such consent or approval within such five (5) business day period, BPLP shall be deemed to have granted such consent or approval hereunder).

      4.5 DAMAGE OR DESTRUCTION; CONDEMNATION. Property Owners shall deliver to BPLP written notice of any casualty involving in excess of $50,000 to repair or any taking involving the Property promptly upon learning of such casualty or taking. If, prior to the Closing, either of the Properties (each a "DAMAGED PROPERTY") is damaged or destroyed by casualty such that the cost to repair and/or restore such damage and/or destruction (which cost, for purposes of this Section, shall be deemed to include reasonably anticipated post-Closing rental loss not covered by rental loss insurance through completion of such repair and/or restoration) would exceed Five Million Dollars ($5,000,000) with respect to any one of the Properties, or Seven Million Five Hundred Thousand Dollars ($7,500,000) in the aggregate with respect to both Properties, and the Damaged Property cannot be repaired and/or restored to substantially the same condition as immediately prior to such casualty without termination, amendment or modification of the applicable Lease or other material agreement relating to the Damaged Property (any such event, a "MAJOR CASUALTY"), within twelve (12) months after the Closing Date, then BPLP shall have the right to terminate its obligation to complete the transaction contemplated under this Agreement with respect to such Damaged Property by delivery of written notice thereof to Property Owners within ten (10) Business Days after BPLP's first learning of the occurrence of such casualty and Property Owners' good faith estimate of the cost of such repair and/or restoration, timing for completion of such repair and/or restoration and confirmation that no Leases or other material agreements will be terminated, amended or modified as a result of such casualty. If all or any part of the Property is damaged and/or destroyed by fire or other casualty prior to the Closing but (i) the event is not a Major Casualty or (ii) the event is a Major Casualty but BPLP does not terminate its obligation to complete the transaction contemplated under this Agreement with respect to such Damaged Property (or the Agreement in its entirety, as applicable) pursuant to this
Section 4.5 as a result thereof, then the Closing Date shall occur as scheduled with respect to such Property notwithstanding such damage or destruction, and Property Owners' interest in all proceeds of insurance payable by reason of such casualty, including, without limitation, for rental loss to the extent allocable to the period after the Closing Date, shall be assigned to BPLP as of the Closing Date or credited to BPLP if previously received by Property Owners, and Property Owners shall be responsible for the amount of any deductible under such insurance (and such amount shall be credited to BPLP at the Closing). If, prior to Closing, an Authority commences any eminent domain or condemnation proceeding to take any portion of the Property or either Property Owner enters into an agreement in lieu thereof, and the portion of the Property lost thereby would have a material adverse effect on the operations of the Property (a "MAJOR CONDEMNATION," and the effected Property, a "CONDEMNED PROPERTY"), then BPLP shall have the option to terminate its obligation to complete the transaction contemplated under this Agreement with respect to such Condemned Property by delivery of written notice thereof to Property Owners within ten (10) Business Days after BPLP first learns of such commencement or entry. If, prior to the Closing Date, an Authority commences any eminent domain or condemnation proceeding to take any portion of the Property or either Property Owner enters into an agreement in lieu thereof but (i) such event does not constitute a Major Condemnation or (ii) the event is a Major Condemnation, but BPLP does not terminate its obligation to complete the transaction contemplated under this Agreement with respect to such Condemned Property pursuant to this Section 4.5 as a result thereof, then the Closing Date shall occur as scheduled notwithstanding such proceeding or entry, and Property Owners' interest in all awards or payments arising out of such proceedings or agreement shall be assigned to BPLP as of the Closing Date or credited to BPLP if previously received by Property Owners. Property Owners' obligations under this Section shall survive the Closing.

      4.6 TESTS AND INSPECTIONS.

          (a) Property Owners hereby authorize BPLP, its authorized representatives, agents and employees to enter upon the Properties on reasonable prior notice and in coordination with the applicable Property Owner so that the timing thereof does not materially interfere with the construction of the Property, from time to time to perform such tests and inspections as BPLP deems necessary or appropriate in its reasonable discretion, including, without limitation, such soil boring and compacting tests, test well and water table, soil porosity and liquid absorption tests, other environmental inspections and tests and engineering tests. Any entry by BPLP onto the Properties in connection with its due diligence shall not unreasonably interfere with construction work being performed on the Properties. BPLP hereby agrees to repair any damage to the Properties resulting from the conduct of any test or inspection performed by BPLP and to indemnify and hold Landis Indemnified Partners harmless from and against any and all Losses arising on account of any test or inspection performed by BPLP, including, without limitation, for mechanic's liens to the extent attributable to any test or inspection performed by BPLP. This provision shall survive a termination of the obligations to complete the transaction contemplated under this Agreement or Closing.

          (b) BPLP, its authorized representatives, its agents and its employees shall have the right to conduct, from the date hereof until each Closing Date, any and all due diligence relative to the Property as may be deemed necessary or appropriate by BPLP in its sole discretion, provided, however, that BPLP shall not unreasonably interfere with the operations of the Properties. Without limiting the foregoing, Property Owners shall make available to BPLP for review and copying at BPLP's election, in a manner which does not unreasonably interfere with the operations of the Properties, all of its materials, files, books, records, information and documents relating to the Property, including, without limitation, all construction contracts, construction management contracts, architectural contracts, architectural, mechanical and engineering plans and specifications, the original development budget, construction financing documentation, contractors' invoices received to date, change requests, the original construction schedule, management's analysis of whether the Properties are expected to be completed within their original budgets, site plan approvals, Leases, management agreements entered into or expected to be entered into, maintenance files, tenant correspondence, certificates of occupancy, plans and other construction records for the Improvements, existing surveys, permits and other similar or dissimilar materials, to the extent not previously delivered to BPLP. BPLP shall have the right to talk with third-parties selected by BPLP in the performance of its due diligence on the Properties.

      4.7 MORTGAGE DEBT. Prior to each Closing, the Property Owner will endeavor to keep all debt service payments and other payments owed in connection with the Mortgage Debt and 510 Construction Financing current on the Property and will endeavor not permit or suffer to exist any monetary or material non-monetary default under any document evidencing the Mortgage Debt. All costs, fees and charges required to be paid to a holder of Mortgage Debt or on behalf of such holder in connection with the repayment or assumption (or other continued existence) and amendment of the Mortgage Debt shall be paid by the Property Owner at or prior to the Closing (except only, with respect to the 510 NML Loan, the NML Closing Costs as and to the extent set forth in Section 1.6
above).    Prior to the 510 Closing Date, 510 Associates shall diligently and in good faith undertake to completion the refinancing of the 510 Construction Financing encumbering the 510 Property in accordance with the 510 NML Commitment and the terms and conditions of this Agreement.

      4.8 AVAILABILITY OF RECORDS. Property Owners and the Existing Partners agree to cooperate with BPLP to permit BPLP to obtain any information needed from Property Owners and Existing Partners to enable BPLP to file any necessary tax returns. Upon written request of BPLP, for a period of two (2) years after the Closing, Property Owners and the Existing Partners shall (i) make their respective records relating to the Properties, the Property Owners and the Partnership Interests, available to BPLP for inspection, copying and audit by BPLP's designated accountants at BPLP's sole cost and expense, and (ii) cooperate with BPLP to the extent reasonably necessary to obtain any applicable Licenses not in existence on the Closing Date and necessary for the operation of the Properties. Without limiting the foregoing and in addition thereto, for the period of time commencing on the date of this Agreement and continuing through the second (2nd) anniversary of the Closing Date, Property Owners and Existing Partners shall, from time to time, upon reasonable advance notice from BPLP, provide BPLP and its representatives, agents and employees with access to all financial and other information in its possession relating to the Properties, the Property Owners and the Partnership Interests pertaining to the period of Property Owners ownership and operation of the Properties, which information is relevant and reasonably necessary, in the opinion of BPLP's outside, third party accountants (the "ACCOUNTANTS"), to enable BPLP and its Accountants to prepare financial statements in compliance with any or all requirements of (a) Rule 3-14 of Regulation S-X of the Commission; (b) any other rule issued by the Commission and applicable to BPLP; and (c) any registration statement, report or disclosure statement filed with the Commission by or on behalf of BPLP. Property Owners and Existing Partners acknowledge and agree that the following is a representative description of the information and documentation that BPLP and the Accountants may require in order to comply with (a), (b) and (c) above. Property Owners and the Existing Partners shall provide such information and documentation in existence as of the date of this Agreement. Obligations of Property Owners and the Existing Partners under this Section 4.8 shall survive the Closing.

          (a)  Property Owners' internally-prepared operating statements;

          (b)  Access to the Leases;

          (c) Property Owners' budgeted annual and monthly income and expenses, and actual annual and monthly income and expenses;

          (d) Access to Property Owners' cash receipt journal(s) and bank statements for the Properties;

          (e)  Property Owners' general ledgers with respect to the Properties;

          (f) Property Owners' schedule, if one exists, of expense reimbursements required under the Leases;

          (g) Schedule, if one exists, of those items of construction and development performed and capital expenditure and fixed asset additions made by or at the direction of Property Owners, during Property Owners' final fiscal year in which Property Owners owned their respective Property (the "FINAL FISCAL YEAR").

          (h) Access to Property Owners' invoices with respect to expenditures made during the Final Fiscal Year;

          (i) Access (during normal and customary business hours) to responsible personnel to answer accounting questions; and

          (j) A representation letter, signed by the individual(s) responsible for Property Owners' financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be reasonably required to assist the Accountants in rendering an opinion on such financial statements.

      4.9 TITLE AND SURVEY DEFECTS. Property Owners shall not knowingly and voluntarily encumber or create any exception to title to the Properties that is not removed on or before Closing.

      4.10 COOPERATION WITH BPLP. Property Owners and BPLP shall cooperate with each other and do all acts as may be reasonably required or requested by the other with regard to the fulfillment of any condition to Property Owners' or BPLP's, as the case may be, obligations hereunder, provided, however, in no event shall the obligations of Property Owners and BPLP which arise exclusively as a result of this Section 4.10 increase the liability on the part of each such person under this Agreement other than de minimis amounts.

      4.11 COVENANTS OF ALL EXISTING PARTNERS. Each Existing Partner agrees that from the date of this Agreement to the Closing Date, it will not voluntarily encumber, assign, transfer or convey any of the Partnership Interests which are the subject of this Agreement (except only to another Landis Party and only after written notice of such transfer or other action has been given to BPLP). Each Existing Partner shall cooperate and do all acts (including executing and delivering a copy of the completed Schedule A-1 as contemplated by Section 2.1(s)) as may be reasonably required or requested by BPLP or the Properties Owners to fulfill any condition to BPLP's obligations hereunder.

      4.12 TAX APPEALS. Property Owners agree that they will not, without the prior written consent of BPLP, such consent not to be unreasonably withheld or delayed (it being agreed that if BPLP fails to deny such consent within ten (10) business days after request therefore, BPLP shall be deemed to have granted such consent hereunder), settle prior to the Closing Date, any proceeding or application for a reduction in the real estate tax assessment of the Property for the current tax year unless required by a tenant pursuant to such tenant's Lease.

      4.13 TAX TREATMENT NOTIFICATION. If, to BPLP's Knowledge, BPLP receives written notice of any challenge or examination by the Internal Revenue Service with respect to the treatment of the Units as equity interests in BPLP for federal income tax purposes, BPLP shall promptly thereafter notify Alan B. Landis of the existence of any such challenge or examination.


                        ARTICLE 5 - CLOSING ADJUSTMENTS

      All apportionments with respect to each Property shall be made in accordance with customary practice in the county in which the Property is located, except as expressly provided herein.

      5.1 TAXES, ASSESSMENTS AND UTILITIES. All real estate taxes, charges and assessments affecting the Properties, to the extent not paid by tenants, and all charges for water, sewer, electricity, gas, telephone and all other utilities with respect to the Properties, shall be apportioned on a per diem basis as provided below. General real estate taxes payable for the fiscal year in which the applicable Closing occurs shall be prorated by Property Owners and BPLP as of the applicable Closing Date. The full amount of any bonds or assessments against the Property, including, without limitation, interest payable therewith, including, without limitation, any bonds or assessments that may be payable after the applicable Closing Date as a result of or in relation to the construction of any improvements on the Land or any public improvements that took place or for which any assessment was levied prior to the applicable Closing Date shall be pro rated by Property Owners and BPLP as of the applicable Closing Date. If any prorations under this Section cannot be calculated finally on the applicable Closing Date, then they shall be estimated at the Closing and calculated finally as soon after the applicable Closing Date as feasible. The parties' obligations under this Section 5.1 shall survive the Closing.

      5.2 RENT. All rights of Property Owners with respect to any amounts held by Property Owners under the Leases (including, without limitation, security deposits and prepaid rent, together with interest thereon) shall be assigned or otherwise transferred to BPLP under the Conveyancing Documents, and Property Owners shall not have any rights to or in future rental income realized with respect to the Properties, under the Leases or otherwise. Promptly following the Closing Date, the applicable Existing Partners shall request any tenants who have posted letters of credit as security deposits to have such security deposits amended or re-issued, if necessary, so that they run to the benefit of BPLP, if applicable, as landlord under the Leases. If any prorations under this Section cannot be calculated finally on the Closing Date, then they shall be estimated at the Closing and calculated finally as soon after the Closing Date as feasible. This Section 5.2 shall survive the Closing.

      (a) Monthly rent and Additional Rent (as defined below) payable by tenants shall be adjusted as of 11:59 p.m. on the day immediately preceding the Closing Date, and any such rent and tenant charges paid for the month in which the Closing occurs) and other credits for the account of tenants shall be paid by or credited to BPLP by adjustment to the Contribution Price. Estimated adjustments will be made on the applicable Closing Date on a reasonable basis for estimated operating expenses paid by tenants as additional rent. Notwithstanding anything to the contrary contained in Section 5.1 above or in this Section 5.2, it is the intent of the Landis Parties and BPLP that prorations of all operating expenses and Additional Rent shall be allocated as between the Landis Parties and BPLP on the basis of full year 1998 amounts as follows: all operating expenses and Additional Rent received by the Landis Parties and/or BPLP which relate to the calendar year 1998 (or calendar year 1999, if the closing occurs in such year) shall be remitted or credited to BPLP either at the Closing or, if later, when received, and all operating expenses incurred by the Landis Parties with respect to calendar year 1998 (or calendar year 1999, if the closing occurs in such year) shall be reimbursed or credited to the Landis Parties at Closing, by agreement of the parties hereto. It is the intention of the parties hereto that neither the Landis

Parties nor BPLP will benefit from the pro-rating of operating expenses inequitably during calendar year 1998.

     (b)  (i)    Any of the following charges and/or rents provided for by any
Lease (but without duplication), if any exist: (A) the payment of additional rent based upon a percentage of the tenant's business during a specified annual or other period (sometimes referred to as "percentage rent"), (B) common area maintenance or "CAM" charges, (C) "escalation rent" or additional rent based upon real estate taxes, insurance, operating expenses, labor costs, cost of living, or other index including the consumer price index or otherwise, or (D) any other items of additional rent, however determined, e.g., charges for electricity, water, utilities, cleaning, overtime services, sundries and/or miscellaneous charges and building expenses, shall be adjusted and prorated on an if, as and when collected basis (such percentage rent, CAM charges, escalation rent and other additional rent being collectively called "ADDITIONAL RENT").

          (ii) BPLP agrees that as to any Additional Rent for accounting periods prior to the Closing that are to be paid to BPLP after the Closing, after payment of all expenses and other amounts attributable thereto (e.g., after payment of any operating expenses attributable to the period prior to Closing which are not paid by the applicable Property Owner prior to Closing), to pay all remaining amounts over to the applicable Existing Partners who are partners of the Property Owner which owns the Real Property which is the subject of the payment of such Additional Rent, upon receipt thereof. BPLP agrees that it will (x) promptly render bills for any such Additional Rent, (y) bill tenants such Additional Rent on a monthly basis for a period of six (6) consecutive months thereafter, and (z) use commercially reasonable efforts to collect such Additional Rent; provided, however, that BPLP shall have no obligation to expend any amounts other than de minimis amounts in connection therewith, declare a default under the applicable Lease or commence any actions or proceedings to collect any such Additional Rent.

          (iii) Additional Rent for an accounting period in which the Closing Date occurs shall be apportioned between the applicable Existing Partners and BPLP as of the Closing Date, with the applicable Existing Partners being entitled to receive the proportion of such Additional Rent that the portion of such accounting period prior to the Closing Date bears to such entire accounting period, and BPLP being entitled to receive the proportion of such Additional Rent that the portion of such accounting period from and after the Closing Date bears to such entire accounting period. If, prior to the Closing, the applicable Existing Partners (or the Property Owner in which such Existing Partners are partners) shall receive any installments of Additional Rent attributable to Additional Rent for periods from and after the Closing Date, such sum shall be apportioned at the Closing. If, after the Closing, BPLP shall receive any installments of Additional Rent attributable to Additional Rent for periods prior to the Closing, such Additional Rent shall be paid by BPLP to the applicable Existing Partners in accordance with paragraph (ii)(A) above.

          (iv) Any payment by a tenant on account of Additional Rent (but only after the payment of all base or fixed rent under the applicable Lease) shall be applied to Additional Rent then due in the following order of priority: (A) first, in payment of Additional Rent for the accounting period in which the Closing Date occurs; (B) second, in payment of Additional Rent for all accounting periods succeeding the accounting period in which the Closing Date occurs; and (C) third, in payment of Additional Rent for all accounting period preceding the accounting period in which the Closing Date occurs.

          (v) To the extent that any portion of Additional Rent is required to be paid monthly by tenants, on account of estimated amounts for any calendar year (or, if applicable, any Lease year or any other applicable accounting period), and at the end of such calendar year (or Lease year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar year, Lease year or other applicable accounting period, with the appropriate adjustments being made with such tenants, then such portion of the Additional Rent shall be prorated between the applicable Existing Partners and BPLP at the Closing based on such estimated payments (i.e., with the applicable Existing Partners entitled to retain all monthly or other periodic installments of such amounts paid with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs; the applicable Existing Partners to pay to BPLP at the Closing all monthly or other periodic installments of such amounts theretofore received by such Existing Partners (or the Property Owner in which such Existing Partners are partners) with respect to periods following the calendar month or other applicable installment period in which the Closing occurs, and the applicable Existing Partners and BPLP to apportion as of the Closing Date all monthly or other periodic installments of such amounts with respect to the calendar month or other applicable installment period in which the Closing occurs).

          (vi) At the time(s) of final calculation and collection from (or refund to) each tenant of the amounts in reconciliation of actual Additional Rent for a period for which estimated amounts paid by such tenant have been prorated, there shall be a re-proration between the applicable Existing Partners and BPLP. If, with respect to any tenant, the recalculated Additional Rent exceeds the estimated amount paid by such tenant, (i) the entire excess (but only to the extent of the amounts actually paid by such tenant and received by BPLP, and net of all applicable expenses attributable thereto) shall be paid by BPLP to the applicable Existing Partners, if the accounting period for which such recalculation was made expired prior to the Closing, and (ii) such excess shall be apportioned between the applicable Existing Partners and BPLP as of the Closing Date (on the basis described in paragraph (a) above), if the Closing occurred during the accounting period for which such recalculation was made, with BPLP paying to the applicable Existing Partners the portion of such excess which such Existing Partners are so entitled to receive (but only to the extent of the amounts actually paid by such tenant and received by BPLP, and net of all applicable expenses attributable thereto), and with the applicable Existing Partners paying to BPLP the portion of such excess which BPLP is entitled to receive (but only to the extent of the amounts actually paid by such tenant and received by the Existing Partners). If, with respect to any tenant, the recalculated Additional Rent is less than the estimated amount paid by such tenant, (1) the entire shortfall shall be paid by the applicable Existing Partners to BPLP, if the accounting period for which such recalculation was made expired prior to the Closing, and (2) such shortfall shall be apportioned between the applicable Existing Partners and BPLP as of the Closing Date (on the basis described in paragraph (a) above), if the Closing occurred during the accounting period for which such recalculation was made, with the applicable Existing Partners paying to BPLP the portion of such shortfall so allocable to such Existing Partners.

     (c) Rent and such tenant charges (including Additional Rent) which are due but uncollected as of the Closing Date shall not be adjusted.

     5.3 PAYMENTS ON PERMITTED EXCEPTIONS. All payments of principal and interest, and all other amounts of any kind or nature on the Mortgage Debt (including amounts related to repayment or assumption of the Mortgage Debt according to the terms hereof, except only the NML Closing Costs) shall be the sole cost and expense of Property Owners. Payments, if any, owing under and any Permitted Exceptions shall be apportioned on a per diem basis as of 11:59 p.m. on the date immediately preceding the applicable Closing Date.

     5.4 CONSTRUCTION AGREEMENT PAYMENTS AND OTHER EXPENSES. Payments under all Assigned Contracts shall be apportioned on a per diem basis as of 11:59 p.m. on the date immediately preceding the applicable Closing Date to the extent possible. All such expenses accruing prior to such Closing Date shall be deemed to be the responsibility of the applicable Existing Partners and all such expenses accruing as of such Closing Date and thereafter shall be expenses of BPLP. If final bills are not available as of the applicable Closing, amounts to be prorated under this Section shall be prorated on the basis of the most current bills then available and promptly re-prorated on receipt of final bills. All such expenses for the period preceding the applicable Closing Date shall be the responsibility of the applicable Existing Partners, and all such expenses commencing as of such Closing Date shall be deemed to be expenses of BPLP. This
Section 5.4 shall survive the Closing.

     5.5 PARTNERS' ELECTIONS. All costs and expenses associated with preparing, printing, distributing and collecting the Consents, including, without limitation, all federal and state securities filings associated therewith (excluding, however state and federal "blue sky" filings), shall be the responsibility of the Existing Partners.

     5.6 REIMBURSEMENT FOR DEPOSITS. At the Closing, (a) all cash balances maintained by the Property Owners in unrestricted bank accounts may be withdrawn and retained by the Existing Partners, (b) all receivables of the applicable Property Owners set forth on Schedule DD of the Contribution Agreement (as they relate to the Properties) shall be treated as a credit to the Existing Partners for the purposes of adjustments made pursuant to this Article 5 and (c) BPLP shall replace all letters of credit, bond deposits, sinking funds, escrows, similar funds and other amounts relating to the Properties as set forth on Schedule DD of the Contribution Agreement. All of the foregoing payments shall be made in cash at the Closing and none of the foregoing shall have any effect on the calculation of the Contribution Price under this Agreement.

     5.7 POST-CLOSING AUDIT. On or before March 31, 1999 (or March 31, 2000 if with respect to a Property which is acquired during 1999), BPLP shall cause a post-Closing audit to be conducted by Coopers & Lybrand, LLP (or such other accounting firms as may be selected by BPLP and reasonably satisfactory to the Landis Parties) to determine the accuracy of all prorations made under this Article (the "POST-CLOSING AUDIT"). The Landis Parties shall have the right to review and reasonably approve the results of such Post-Closing Audit. In the event the Landis Parties do not so approve the results of such Post-Closing Audit, BPLP and the Landis Parties shall jointly retain another accounting firm (which accounting firm shall be reasonably satisfactory to BPLP and the Landis Partners) to review such Post-Closing Audit. Any decision of such other accounting firm with respect to such Post-Closing Audit shall be binding upon BPLP and the Landis Parties. Any party owing another party a sum of money based on post-Closing prorations required under this Article or the Post-Closing Audit, as reasonably approved by BPLP and the Property Owners, shall promptly pay such sum to the other party, together with interest thereon at twelve percent (12%) per annum from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor. This
Section 5.7 shall survive Closing.

                       ARTICLE 6 - DEFAULTS AND REMEDIES

     6.1  DEFAULTS.  In the event of (i) any conditions precedent set forth in
Article 2 above, to the obligations of a party have not been satisfied (or waived in writing by the other party) on or before the Closing Date (as the same may be extended pursuant to this Agreement or by agreement of the parties), and any such conditions precedent remains unsatisfied for more than fifteen (15) days following receipt of notice thereof from the other party or (ii) of a failure by a party to perform any of its obligations hereunder in any material respect, which failure continues for more than thirty (30) days following receipt of notice thereof from the other party, then the other party shall have the right to terminate its obligation to complete the transaction contemplated under this Agreement by delivery of notice thereof to the other party; provided that with respect to any Willful Breach, such thirty (30) day cure period shall extend for so long as the applicable Property Owner or Alan B. Landis is curing such Willful Breach, as described in the definition of "Willful Breach." This Agreement may also be terminated in accordance with Section 1.2 above. In the event of a failure of a condition to a party's obligations under this Agreement, such party shall, as its sole and exclusive remedy (except as set forth in this Article below), either elect to terminate its obligation to complete the transaction contemplated under this Agreement or to waive satisfaction of such condition, each by delivery of notice thereof to the other party. Subject to the terms of this Article set forth below, upon any such termination or any termination otherwise permitted under this Agreement, all rights and obligations of the parties under this Agreement, other than those that by their terms survive termination, shall terminate without recourse, and this Agreement shall be of no further force or effect.

     6.2 REMEDIES OF BPLP. In addition to its right to terminate this Agreement, as provided elsewhere in this Agreement, upon the occurrence on or before the second Closing Date hereunder of a willful breach by a Property Owner and/or any Existing Partner in the performance of any of their respective obligations under this Agreement, which willful breach continues for more than fifteen (15) days following receipt of notice thereof, BPLP shall also have the right, as its sole and exclusive remedy other than termination, to seek and obtain specific performance of the terms of this Agreement, including, without limitation the right to seek and obtain specific performance of the conveyance to BPLP (in accordance with the terms and procedures contained in this Agreement) of the Partnership Interests and/or Fee Properties.

     6.3  OPTION PAYMENTS.

     (a) Simultaneously with the execution and delivery of this Agreement, and as consideration for the Property Owners entering into this Agreement, BPLP shall pay to the applicable Property Owner the amount of $5,854,000 with respect to the 206 Property (the "206 PROPERTY OPTION PAYMENT") and $1,385,000 with respect to the 510 Property (the "510 PROPERTY OPTION PAYMENT" and, together with the 206 Property Option Payment, the "OPTION PAYMENTS"), in cash. BPLP acknowledges that Property Owners shall be entitled to receive and retain the Option Payments prior to Closing or earlier termination of this Agreement, and that BPLP shall not be entitled to the return of the Option Payments under any circumstance hereunder. Upon any termination of its obligation to complete the transaction contemplated by this Agreement by Property Owners under Section 6.1 or otherwise, the Landis Parties, as their sole and exclusive remedy under this Agreement, and in consideration of the payment by BPLP of the Option Payments, shall have the right to terminate this Agreement and the Landis Parties obligations hereunder.

     (b) Simultaneously with the execution and delivery of this Agreement, BPLP shall deposit with 510 Associates the amount of $5,360,400 and shall deposit with 206 Associates the amount of $3,573,600 (collectively, the "REFUNDABLE OPTION PAYMENT"), in cash, with respect to the 206 Property and the 510 Property, respectively. BPLP acknowledges that the Landis Parties shall have use of the Refundable Option Payments prior to Closing or earlier termination of this Agreement. Notwithstanding anything to the contrary contained in this
Section 6.3, or elsewhere in this Agreement, upon the satisfaction of all Closing Trigger Events, the Refundable Option Payment shall become, for all purposes hereunder, a "NONREFUNDABLE OPTION PAYMENT", and shall, upon such satisfaction, be fully earned and nonrefundable by the Landis Parties hereunder. Upon any termination by BPLP of its obligation to complete the transaction contemplated under this Agreement as a result of a Willful Breach or, in accordance with its terms on July 1, 2010 BPLP shall be entitled to return of the Refundable Option Payment (except only if and to the extent that such Refundable Option Payment has become a Nonrefundable Option Payment hereunder) and the Landis Parties shall promptly return and repay such Refundable Option Payment (except only if and to the extent that such Refundable Option Payment has become a Nonrefundable Option Payment hereunder) to BPLP. Upon any termination of this Agreement by the Landis Parties pursuant to the terms of this Agreement (other than as a result of the termination of this Agreement on July 1, 2010), the Landis Parties shall be entitled to retain the Refundable Option Payment (or the Nonrefundable Option Payment, as applicable) as its sole and exclusive remedy.

     6.4 LIQUIDATED DAMAGES. THE LANDIS PARTIES HEREBY AGREE THAT THEY SHALL NOT BE ENTITLED TO ACTUAL DAMAGES UPON A TERMINATION OF THIS AGREEMENT AND THAT IF THE LANDIS PARTIES TERMINATE THIS AGREEMENT WHEN PERMITTED HEREUNDER PURSUANT TO SECTION 6.1, THE LANDIS PARTIES SHALL ONLY BE ENTITLED TO THE REFUNDABLE OPTION PAYMENT (OR THE NONREFUNDABLE OPTION PAYMENT, AS APPLICABLE), AS DESCRIBED ABOVE IN THIS ARTICLE. THE LANDIS PARTIES AGREE THAT IT IS IMPOSSIBLE TO CALCULATE WHAT THEIR ACTUAL DAMAGES WOULD BE IN THE EVENT OF SUCH A TERMINATION, AND THE LANDIS PARTIES AGREE THAT THE SUM OF THE REFUNDABLE OPTION PAYMENT (OR THE NONREFUNDABLE OPTION PAYMENT, AS APPLICBLE) IS A REASONABLE ESTIMATION THEREOF. THEREFORE, THE LANDIS PARTIES ACKNOWLEDGE THAT THEIR RIGHT TO RETAIN THE REFUNDABLE OPTION PAYMENT (OR THE NONREFUNDABLE OPTION PAYMENT, AS APPLICABLE) SHALL CONSTITUTE LIQUIDATED DAMAGES AND THEIR SOLE RIGHT AND REMEDY UPON A TERMINATION BY THEM OF THIS AGREEMENT PURSUANT TO SECTION 6.1. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, NOTHING CONTAINED IN THIS SECTION SHALL BE DEEMED TO LIMIT BPLP'S LIABILITY UNDER ITS INDEMNITY CONTAINED IN SECTION 7.2.

     6.5 POST-CLOSING REMEDIES. The parties hereto acknowledge and agree that the limitations on remedies contained in this Article only apply in the event that the transactions contemplated under this Agreement do not occur and do not, subject to the terms of Article 7, apply post-Closing. As to Properties which have been acquired by BPLP, the sole remedies from and after the applicable Closing Date with respect to such Properties shall be as set forth in Article 7.

                          ARTICLE 7 - INDEMNIFICATION

     7.1  SURVIVAL.

          (a) All representations and warranties of Alan B. Landis and the Existing Partners contained in this Agreement or in the Representation Letter shall survive the Closing regardless of any investigation made as follows: (x) the representations and warranties set forth in Section 3.1(a), the first sentence of Section 3.1(b), Section 3.1(m), Section 3.1(n) and Section 9.1 of this Agreement and in the Representation Letter, shall survive the Closing indefinitely (the "SPECIFIED REPRESENTATIONS") and (y) (i) the representations and warranties set forth in Section

3.1(j), shall survive only until (but excluding) the date which is the second anniversary of the Closing) and (ii) the representations and warranties set forth in Section 3.1(u), shall survive only until (but including) the expiration of the statute of limitations with respect to the contribution of Partnership Interests as contemplated by this Agreement and (z) all other representations and warranties shall survive only until (but excluding) the date which is the first anniversary of the Closing (such representations and warranties in clauses
(y) and (z), the "LIMITED SURVIVAL REPRESENTATIONS") provided that, if a Notice of Claim asserting a claim for breach of any such Limited Survival Representations or a claim for indemnification under this Article 7 with respect to any such Limited Survival Representations shall have been given prior to the expiration of such Limited Survival Representations, such Limited Survival Representations shall survive, to the extent of the claim only, until such claim is resolved.

          (b) All representations and warranties of BPLP contained in this Agreement shall survive the Closing regardless of any investigation made as follows: (x) the representations and warranties set forth in Section 3.2(a), the first sentence of Section 3.2(b), Section 3.2(d), the first sentence of
Section 3.2(j) and Section 9.1 of this Agreement shall survive the Closing indefinitely (the "SPECIFIED TRANSFEREE REPRESENTATIONS") and (y) the representations and warranties set forth in Section 3.2(l), shall survive only until (but including) the expiration of the statute of limitations with respect to the contribution of Partnership Interests as contemplated by this Agreement and (z) all other representations and warranties shall survive only until (but excluding) the date which is the first anniversary of the Closing (such representations and warranties in clauses (y) and (z), the "LIMITED SURVIVAL TRANSFEREE REPRESENTATIONS") provided that, if a Notice of Claim asserting a claim for breach of any such Limited Survival Transferee Representations or a claim for indemnification under this Article 7 with respect to any such Limited Survival Transferee Representations shall have been given prior to the expiration of such Limited Survival Transferee Representations, such Limited Survival Transferee Representations shall survive, to the extent of the claim only, until such claim is resolved.

          (c) With respect to any claim by a party hereto for indemnification for a Loss resulting from the breach of the representations or warranties contained in this Agreement (or, with respect to the applicable Landis Parties, the Representation Letters), notice of such claim ("NOTICE OF CLAIM") must be given to the relevant other party within the survival period for the relevant representation or warranty. Notwithstanding the foregoing, claims brought by
(i) any Transferee Indemnified Party in connection with any Limited Survival Representation which is untrue as a result of fraud by the party making it or
(ii) any Landis Indemnified Party in connection with any Limited Survival Transferee Representation which is untrue as a result of fraud by the party making it, may be brought at any time, without regard to the limitations on survival set forth in this Section 7.1 above.

     7.2 INDEMNIFICATION BY THE LANDIS PARTIES. Subject to the limitations on the indemnification obligations set forth in this Article 7, if the Closing occurs, from and after the Closing Date, (i) Alan B. Landis agrees to indemnify, defend and hold harmless the BPLP

Indemnified Parties from and against all Losses which are incurred or suffered by any one or more of them based upon, arising out of, in connection with or by reason of (A) the breach by Alan B. Landis of the representations and warranties in his Representation Letter or the breach by any Landis Party of the Limited Survival Representations and/or the Specified Representations under this Agreement (except that, with respect to the Limited Survival Representations only, Alan B. Landis' liability under this Article 7 shall be limited to the Units pledged or other collateral provided to Transferee pursuant to Section 7.8 below) or (B) any Excluded Liability or (C) any Partnership Claim and (ii) each Existing Partner (severally and not jointly) agrees to indemnify, defend and hold harmless the BPLP Indemnified Parties from and against all Losses which are incurred or suffered by any one or more of them based upon or arising out of (A) any breach of representation or warranty made by such person in this Agreement or in such person's Representation Letter or (B) any Excluded Liability which is or was a liability of such Existing Partner of Assignor.

     7.3 LIMITATIONS ON CERTAIN INDEMNIFICATION OBLIGATIONS OF THE LANDIS PARTIES. With respect to the indemnification obligations under Section 7.2, the following provisions, if and to the extent applicable, shall apply:

          (a) Time Limit Regarding Limited Survival Representations. The indemnity obligations shall not apply to any Loss based upon a breach of the Limited Survival Representations as to which the BPLP Indemnified Party did not give a timely Notice of Claim in accordance with Section 7.1(c).

          (b) Minimum Threshold for Claims for Losses: Credit. Alan B. Landis and the Existing Partners shall have no liability to the BPLP Indemnified Parties under this Agreement for the first $500,000 of Losses incurred by the BPLP Indemnified Parties under this Agreement and Article 7 of the Contribution Agreement (i.e. the $500,000 threshold hereunder shall be reduced both for losses incurred by the BPLP Indemnified Parties under this Agreement and under the Contribution Agreement). Notwithstanding the foregoing limitation on liability, Alan B. Landis and the Existing Partners shall have liability for all Losses incurred by the BPLP Indemnified Parties which relate to or arise from
(i) Excluded Liabilities which relate to the Northwestern Mutual Commitment,
(ii) obligations with respect to lease commissions and tenant allowances (including without limitation, the Covance-Studley Lease Commission and the Covance Tenant Improvement Allowance), except to the extent BPLP has received a credit for such amounts pursuant to this Agreement. In addition, the BPLP Indemnified Parties shall, upon the applicable Closing, be deemed to have waived any right to indemnification with respect to Losses which relate solely to an Identified Breach, if such Identified Breach was a Material Adverse Effect, and BPLP nevertheless elected to consummate the transactions contemplated by this Agreement on the applicable Closing Date hereunder, notwithstanding the existence of such Material Adverse Effect.

          (c)  Maximum Liability for Breaches of Limited Survival
Representations: Cap. Except in the case of fraudulent conduct, the aggregate liability of Alan B. Landis and the Existing

Partners for Losses incurred with respect to Limited Survival Representations shall not exceed $15,000,000 minus the aggregate liability actually paid by Alan
B. Landis, the Existing Partners and the Assignors (other than with respect to the AT&T Obligations) (all such terms as defined in the Contribution Agreement) with respect to Limited Survival Representations (as defined in the Contribution Agreement) pursuant to Article 7 of the Contribution Agreement (i.e., the $15,000,000 maximum hereunder shall be reduce both for claims paid with respect to Limited Survival Representations under Article 7 of this Agreement and under
Article 7 of the Contribution Agreement, other than with respect to AT&T Obligations).

          (d) Third Party Recoveries. There shall be netted from any payment for a Loss required under Section 7.2: (i) the amount of any indemnification received by the indemnified party from an unrelated party with respect to such Loss and (ii) the amount of any insurance proceeds or other cash receipts paid to the indemnified party against any such Loss provided, however, that any such recoveries from unrelated parties and/or insurers shall not reduce the maximum aggregate liability of the applicable Landis Parties under Section 7.3(c) above.

          (e) Pledged Units. The indemnity obligations of the Landis Parties under this Article 7 shall be satisfied by any BPLP Indemnified Party in all cases first against Units pledged or other collateral provided under Section 7.8 below. In the event that notwithstanding such requirement, for any reason an indemnification claim is paid by any Landis Party Indemnitor under Section 7.2 hereof (whether by judgment, arbitration award, settlement or otherwise) to any BPLP Indemnified Party then BPLP shall release Units or other collateral, if applicable, from the pledge under Section 7.8 having a value equal to the amount so paid.

     7.4 INDEMNIFICATION BY BPLP. Subject to the limitations on the indemnification obligations set forth in this Article 7, if the Closing occurs, from and after the Closing Date, BPLP agrees to indemnify, defend and hold harmless the Landis Indemnified Parties from and against all Losses which are incurred or suffered by any one or more of them (A) based upon, arising out of, in connection with or by reason of the breach of any of the representations or warranties of BPLP in this Agreement, (B) based upon, arising out of, in connection with or by reason of any Assumed Liability, (C) based upon, arising out of, in connection with or by reason of any claim for personal liability brought by any holder of the 510 NML Loan against any Landis Indemnified Party pursuant to guaranty or other provisions contained in the documents evidencing such 510 NML Loan as of the Closing Date, but only if and to the extent such liability arises and relates solely to the period from and after the Closing Date, or (D) based upon or arising out of BPLP's operation or ownership of the Property Owners (or their successors and assigns) or their respective assets after the Closing Date, but only if and to the extent such liability arises and relates solely to the period from and after the Closing Date (and further, only to the extent that the BPLP Indemnified Parties are not entitled to indemnification by any Landis Party under this Article 7).

     7.5 LIMITATIONS ON CERTAIN INDEMNIFICATION OBLIGATIONS OF BPLP. With respect to the indemnification obligations under Section 7.4, the following provisions, if and to the extent applicable, shall apply:

          (a) Time Limit. The indemnity obligations shall not apply to any Loss based upon a breach of the Limited Survival Transferee Representations as to which the Landis Indemnified Parties did not give a timely Notice of Claim in accordance with Section 7.1(c).

          (b) Third Party Recoveries. There shall be netted from any payment for a Loss required under Section 7.4: (i) the amount of any indemnification received by the indemnified party from an unrelated party with respect to such Loss and (ii) the amount of any insurance proceeds or other cash receipts paid to the indemnified party against any such Loss.

     7.6  INDEMNIFICATION PROCEDURE.

          (a) Notice of Claim: In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Article 7, the party seeking to be indemnified hereunder (the "INDEMNITEE") shall promptly provide a Notice of Claim to the party from whom indemnification is sought (the "INDEMNITOR") stating the nature and basis of such claim, and the estimated amount of the claim, to the extent specified or otherwise known or reasonably estimated. In the case of Losses arising by reason of any third party claim, the Notice of Claim shall be given promptly after the filing of any such claim against the Indemnitee or the determination by Indemnitee that a claim will ripen into a claim for which indemnification will be sought, but the failure of the Indemnitee to give the Notice of Claim within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee except to the extent that the Indemnitor is prejudiced thereby and then only to the extent of such prejudice.

          (b) Information: The Indemnitee shall provide to the Indemnitor on request all information and documentation in the possession or under the control of the Indemnitee reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

          (c) Third Party/Other Claims: In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (x) to conduct any proceedings or negotiations in connection therewith, (y) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not, without the consent of the Indemnitee, settle any such claim on terms which provide for (a) a criminal sanction or fine, (B) injunctive relief or (C) monetary damages in excess of the amount that the Indemnitor is required to pay hereunder) and (z) to employ counsel, which counsel shall be reasonably acceptable to the Indemnitee, to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim; provided, however, that if the defendants in any such action or claim include both the Indemnitee and the Indemnitor and the Indemnitee shall have reasonably concluded that there would be a conflict of interest under DR 5-105 of the Code of Professional Responsibility or other applicable federal or state law were the same counsel to represent the Indemnitee and the Indemnitor, the Indemnitee shall be entitled to be represented by separate counsel at the Indemnitor's expense (provided, however, that Indemnitor shall only be obligated to pay for one (1) additional counsel with respect to all Indemnitees). So long as the Indemnitor has assumed defense of an action or claim, such action or claim shall not be settled without the Indemnitor's consent, which shall not unreasonably be withheld. The Indemnitor shall, within thirty (30) days of receipt of the Notice of Claim, notify the Indemnitee of its intention to assume the defense of such claim. Until the Indemnitee has received notice of the Indemnitor's election whether to defend any claim, the Indemnitee shall take reasonable steps to defend (but may not settle) such claim. If the Indemnitor shall decline to assume the defense of any such claim, or shall fail to notify the Indemnitee within thirty (30) days after receipt of the Notice of Claim of the Indemnitor's election to defend such claim, the Indemnitee may defend against and/or settle such claim. The expenses of all proceedings, contests or lawsuits in respect of the claims described in the preceding sentence shall be borne by the Indemnitor but only if the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim and, if applicable, only as required within the limitations set forth in Sections 7.2 or 7.4 as the case may be. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith.

          (d) Payment of Losses: In the case of a claim for indemnification made under Section 7.2 or 7.4, (i) if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim, then within five (5) Business Days after the occurrence of a final non-appealable determination with respect to such third party claim (or sooner if required by such determination), the Indemnitor shall pay the Indemnitee (or sooner if required by such determination) and delivery of notice from the Indemnities to the Indemnitor thereof, in immediately available funds, the amount of any Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof) and (ii) in the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee against such Losses, the Indemnitor shall within five (5) Business Days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount pay to the Indemnitee, in immediately available funds, the amount of such Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof) (such notices under clauses (i) or (ii),a "DEMAND FOR PAYMENT").

     7.7 COOPERATION IN DEFENSE. Each party indemnified under any indemnity contained in this Agreement shall cooperate in all reasonable respects in the defense of the third-party claim pursuant to which the indemnifying party is alleged to have liability.

     7.8 PLEDGE OF UNITS. Simultaneously with the execution and delivery of this Agreement, and upon the first Closing Date under the Contribution Agreement, Alan B. Landis and Linda Landis executed and delivered a Pledge and Security Agreement pursuant to which Alan B. Landis and Linda Landis pledged a portion of the Units received by them upon such first Closing Date, which Pledge and Security Agreement provides security for certain obligations of the Landis Parties (as defined in the Contribution Agreement), including without limitation, the indemnification obligations of such Landis Parties under Article 7 of the Contribution Agreement. Notwithstanding anything to the contrary contained in the Contribution Agreement or in this Agreement, such Pledge and Security Agreement shall also, from and after the date of this Agreement, provide security for the Landis Parties' (as defined in this Agreement) obligations under this Article 7, including, without limitation, to satisfy any Losses incurred by BPLP as a result of any breach of a representation, warranty, covenant or indemnification of the Landis Parties under this Agreement.

                       ARTICLE 8 - INTENTIONALLY OMITTED

                           ARTICLE 9 - MISCELLANEOUS

     9.1 BROKERS. Each party to this Agreement represents and warrants that neither it nor any of its Affiliates has had any contact or dealings regarding the Properties, or any communication in connection with the subject matter of the transaction contemplated by this Agreement, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection therewith (other than Eastdil Realty Company, L.L.C. and Bear, Stearns & Co., Inc., who shall be paid by Property Owners on or prior to the applicable Closing). In the event that any broker or finder claims a commission or finder's fee based upon any contact, dealings or communication, the party through whom or through whose Affiliate such broker or finder makes its claim shall be responsible for the commission or fee and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the other party and its Affiliates in defending against the same. The party through whom or through whose Affiliate such broker or finder makes a claim shall hold harmless, indemnify and defend the other party hereto and its Affiliates and their respective, agents, employees, officers and directors, and the Properties from and against any and all Losses, arising out of, based on, or incurred as a result of such claim. The provisions of this Section shall survive the Closing or termination of the parties' obligations to complete the transaction contemplated by this Agreement.

     9.2 MARKETING. During the term of this Agreement, the Landis Parties agree not to market the Properties for sale or entertain or discuss any offer to purchase or acquire the Properties with any Person other than BPLP and its Affiliates.

     9.3 ENTIRE AGREEMENT; NO AMENDMENT. This Agreement (together with the Related Agreements) represents the entire agreement among each of the parties hereto with respect to the subject matter hereof. It is expressly understood that no representations, warranties, guarantees or other statements with respect to the subject matter hereof shall be valid or binding upon a party unless expressly set forth in this Agreement. It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement, which alone fully expresses all agreements of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings. This Agreement may not be amended, modified or otherwise altered except by a written agreement signed by the party hereto against whom enforcement is sought. It is agreed that no obligation under this Agreement which by its terms is to be performed or continue to be performed after Closing and no provision of this Agreement which is expressly to survive Closing shall merge upon Closing, but shall survive Closing.

     9.4 CERTAIN EXPENSES. Each party hereto will pay all of its own expenses incurred in connection with this Agreement and the transaction contemplated hereby (whether or not the Closing shall take place), including, without limitation, all costs and expenses herein stated to be borne by such party and all of its respective accounting, legal, investigatory and appraisal fees. Property Owners shall be responsible for paying (i) all amounts required to be paid to the holders of the Mortgage Debt in connection with the repayment and/or assumption of the Mortgage Debt, as applicable (except only the NML Closing Costs, as set forth in Section 1.6 above), (ii) all applicable State, County and City transfer taxes and/or transfer fees due in connection with transfer of the Properties to BPLP, (iii) all costs associated with obtaining an "as-built" survey required under Section 2.1(b) and (iv) all costs associated with the applicable UCC searches required under Section 2.1(j)(xi). Any escrow fees incurred in connection with the transfer of title to the Properties as contemplated by this Agreement shall be split evenly between BPLP and Property Owners. All other costs and charges in connection with the conveyance of the Properties contemplated by this Agreement not otherwise provided for in this Agreement shall be allocated by standard accounting and conveyancing practices in the relevant jurisdiction where the Properties are located. The cost of recording any deeds or other documents of conveyance (but excluding any transfer taxes and/or transfer fees or other similar taxes, fees or charges) shall be paid by BPLP. All sales taxes incurred in connection with the sale of personal property hereunder shall be paid by BPLP. This provision shall survive Closing.

     9.5  INTENTIONALLY OMITTED.

     9.6 NOTICES. Any notice or communication required under or otherwise delivered in connection with this Agreement to any of the parties hereto shall be written and shall be delivered to such party at the following address:

     If to any Landis Party:

          The Landis Group
          101 Carnegie Center
          Princeton, New Jersey 08540
          Attn: Alan B. Landis and
                Mitchell Landis
          Fax: (609) 452-1453

     with copies to:

          Fried, Frank, Harris, Shriver & Jacobson
          1 New York Plaza
          New York, New York 10004
          Attn: Jonathan L. Mechanic, Esq.
          Fax:  (212) 859-8582

          And

          Motola Klar & Dinowitz, LLP
          185 Madison Avenue
          New York, New York 10016
          Attn: Jeffrey D. Stanger, Esq.
          Fax:  (212) 683-5555

     If to BPLP to:

          Boston Properties Limited Partnership
          c/o Boston Properties, Inc.
          8 Arlington Street
          Boston, Massachusetts 02116
          Attn: Douglas T. Linde, Vice President and
                Frederick J. DeAngelis, Esq., General Counsel
          Fax: (617) 536-4562
     with a copy to:

          Goodwin, Procter & Hoar  LLP
          599 Lexington Avenue
          New York, New York 10022
          Attn: Ross D. Gillman, Esq.
          Fax:  (617) 227-8591 and
                (212) 355-3333

Each notice shall be in writing and shall be sent to the party to receive it, postage prepaid by certified mail, return receipt requested, or by a nationally recognized overnight courier service that provides tracking and proof of receipt. Inclusion of fax numbers is for conveniences only, and notice by fax shall neither be sufficient nor required. Notices shall be deemed delivered upon receipt. Each party may change its address for notice by giving notice to all other parties in the manner required under this Section 9.6.

     9.7 NO ASSIGNMENT. Except as provided in this Section below, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties. Transferee may, without such consent, assign all or any portion of its rights and obligations hereunder to an Affiliate provided such Affiliate assumes all obligations and liabilities of Transferee hereunder effective as of the date of any such assignment. An assignment by Transferee shall not release Transferee from responsibility for performance of its obligations hereunder. Each Existing Partner (other than Alan B. Landis) may, without such consent, transfer all or any portion of its Partnership Interests to any other Landis Party provided such Landis Party assumes all obligations and liabilities of such Existing Partner with respect to such transferred Partnership Interests hereunder effective as of the date of any such transfer. A transfer by an Existing Partner shall not release such Existing Partner from responsibility for performance of its obligations hereunder.

     9.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard, to the fullest extent permitted by law, to any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

     9.9 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     9.10 FURTHER ASSURANCES. From and after the date of this Agreement and after the Closing, the parties hereto shall take such further actions and execute and deliver such further documents and instruments as may be reasonably requested by the other party and are necessary to provide to the respective parties hereto the benefits intended to be afforded hereby.

     9.11 MISCELLANEOUS. Whenever herein the singular number is used, the same shall include the plural, and the plural shall include the singular where appropriate, and words of any gender shall include the other gender when appropriate. The headings of the Articles and the Sections contained in this Agreement are for convenience only and shall not be taken into account in determining the meaning of any provision of this Agreement. The words "hereof" and "herein" refer to this entire Agreement and not merely the Section in which such words appear. If the last day for performance of any obligation hereunder is not a Business Day, then the deadline for such performance or the expiration of the applicable period or date shall be extended to the next Business Day.

     9.12 INVALID PROVISIONS. If any provision of this Agreement (except the provisions relating to the Property Owners' and Assignors' obligations to contribute or cause the contribution of the Property and the transfer of the Assets or BPLP's obligation to issue the Units, the invalidity of which shall cause this Agreement to be null and void) is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     9.13 CONFIDENTIALITY; PUBLICITY. The Property Owners agree that this Agreement shall not be recorded in any public real estate registry. Transferee agrees to maintain in confidence through Closing, unless otherwise required by applicable Law, reporting requirements or accounting or auditing standards to disclose, all material and information received from the Property Owners or otherwise regarding the Property. In the event the parties' obligations to complete the transaction contemplated by this Agreement are terminated, upon Property Owners' written request, Transferee shall promptly return to the Property Owners, or destroy, all materials delivered to Transferee by the Property Owners and all copies thereof. The Property Owners and Transferee agree that, prior to the Closing Date, none of them, without the prior written consent of the other, shall publicly or privately reveal any information relating to the existence or terms and conditions of the transaction contemplated hereby, except as permitted below in this Section or in any other Confidentiality Agreement entered into by of the parties hereto. The parties agree that nothing in this Section shall prevent a party from disclosing any information otherwise deemed confidential under this Section (i) in connection with its enforcement of its rights hereunder, or (ii) pursuant to any legal requirement, including, without limitation, any Securities Laws, any reporting requirement or any accounting or auditing standard or any court order. The Property Owners and Transferee further agree that nothing in this Section shall prevent any of them from disclosing any information otherwise deemed confidential under this Section to its respective agents, employees, counsel and other third parties to the extent reasonably necessary to perform due diligence and complete the transaction contemplated hereby. Notwithstanding anything to the contrary contained herein, all publicity concerning the transaction contemplated by this Agreement shall be subject to the reasonable approval of Transferee and the Property Owners. This provision shall survive termination of this Agreement.

     9.14 TIME OF ESSENCE. Time is of the essence with respect to this Agreement.

     9.15 LANDIS PARTIES' REPRESENTATIVE. Notwithstanding anything to the contrary contained in this Agreement, the Landis Parties hereby agree that Alan
B. Landis shall have the power and authority to act on behalf of the Landis Parties, including without limitation to grant any consent, waiver or approval or make any decision or take any action, including receiving or giving notices hereunder or terminating this Agreement in accordance with Section 6.1 above, on behalf of and as the duly authorized agent and representative of the Landis Parties. The Existing Partners and the Assignors, acknowledging that the Transferee will rely on such appointment, hereby irrevocably and unconditionally appoint Alan B. Landis as their authorized agent and representative to act in connection with and to settle and otherwise agree to any adjustment, proration or other reduction in the aggregate consideration to be paid to each such Existing Partner and Assignor in accordance with this Agreement.


         [The remainder of this page is left blank intentionally]

     IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as an instrument under seal as of the date and year first above written.




                              BOSTON PROPERTIES LIMITED PARTNERSHIP

                              By: Boston Properties, Inc., its general partner

                                     /s/ William J. Wedge
                                 By:__________________________________
                                         William J. Wedge
                                        Senior Vice President


                              PROPERTY OWNERS

                              206 ASSOCIATES LIMITED PARTNERSHIP

                              By:   ABL Capital Corp., its general partner

                                   By:     /s/ Alan B. Landis
                                          ----------------------------------
                                   Name:       Alan B. Landis
                                   Title:


                              CARNEGIE 510 ASSOCIATES, L.L.C.

                              By:   510 Associates Limited Partnership, its
                                       managing member

                                By:   500 Capital Corp., its general partner

                                   By:     /s/ Alan B. Landis
                                          --------------------------------
                                   Name:       Alan B. Landis
                                   Title:

                            CONTRIBUTION AGREEMENT

                            ASSIGNOR SIGNATURE PAGE

     Reference is made to that certain Contribution Agreement (the "CONTRIBUTION AGREEMENT") entered into as of June 30, 1998 by and among Boston Properties Limited Partnership and the Landis Parties named therein, pursuant to which properties and assets (or indirect interests therein) located in Mercer County, New Jersey are to be contributed and conveyed to Boston Properties Limited Partnership and/or its subsidiaries. The undersigned, by its execution hereof, becomes a signatory to and agrees to be bound by and under the Contribution Agreement as an "Existing Partner" (therein defined) and as party thereto.

           Signature Line for Individual: ___________________________________

                                  Name (print):______________________________

                                  State of Residence:________________________



           Signature Line for Entity:

                                  Name of Entity (print):____________________



                                  By:________________________________________

                                  Name:______________________________________

                                  Title:_____________________________________

AGREED TO WITH RESPECT
TO THE OBLIGATIONS SET
FORTH IN SECTION 6.3 AND
SECTION 7.8


/s/ Alan B. Landis
----------------------
Alan B. Landis


AGREED TO WITH RESPECT
TO THE OBLIGATIONS SET
FORTH IN SECTION 7.8


/s/ Linda Landis
----------------------
Linda Landis